    As filed with the Securities and Exchange Commission on February 14, 2000
                                                        Registration No. 33- [ ]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                            VIANET TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                              --------------------

             Nevada                             7371                           87-0434285
 (State or other jurisdiction of    (Primary standard industrial            (I.R.S. Employer
 incorporation or organization)     classification code number)           Identification No.)

                              --------------------
                           83 Mercer Street, 3rd Floor
                            New York, New York 10012
                                 (212) 219-7680
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              --------------------
                                 Peter Leighton
                      President and Chief Executive Officer
                           83 Mercer Street, 3rd Floor
                            New York, New York 10012
                                 (212) 219-7680
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:
                            Richard A. Friedman, Esq.
                         SICHENZIA, ROSS & FRIEDMAN LLP
                        135 West 50th Street, 20th Floor
                            New York, New York 10020
                                 (212) 664-1200

                              --------------------

                Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed           Proposed
                                                                        Maximum            Maximum
           Title of Each                             Dollar            Offering           Aggregate          Amount of
         Class of Securities                      Amount to be         Price Per          Offering         Registration
          to be Registered                         Registered         Security(1)         Price(1)              Fee
          ----------------                         ----------         -----------         --------              ---

Common Stock, $.001
  par value                                        5,720,500             $  7.00(2)      $40,043,500          $   10,571.48
Common Stock, $.001
  par value(3)                                       500,000             $  0.01               5,000                   1.32
Common Stock, $.001
  par value(3)                                       393,914             $  0.011           4,333.05                   1.14
Common Stock, $.001
  par value(3)                                       194,682             $  0.0219          4,263.54                   1.13
Common Stock, $.001
  par value(3)                                         9,871             $  0.2632          2,598.05                   0.67
Common Stock, $.001
  par value(3)                                       253,333             $  1.10          278,666.30                  73.57
Common Stock, $.001
  par value(3)                                       253,333             $  1.375         348,332.87                  91.96
Common Stock, $.001
  par value(3)                                       253,334             $  1.7188        435,430.00                 114.95
Common Stock, $.001
  par value(3)                                       342,145             $  1.50             513,217                 135.49
Common Stock, $.001
  par value(3)                                     3,807,548             $  2.00           7,615,096               2,010.39
Common Stock, $.001
  par value(3)                                     3,807,548             $  2.50           9,518,870               2,512.98
Common Stock, $.001
  par value(3)                                     4,257,548             $  3.00          12,772,644               3,371.98
Common Stock, $.001
  par value(3)                                       325,000             $  4.00           1,300,000                 343.20
Common Stock, $.001
  par value(3)                                        82,520             $  5.00             412,600                 108.93
Common Stock, $.001
  par value(3)                                       150,000             $  6.00             900,000                 237.60
                                                                                         --------------         ------------
     Totals                                                                               74,154,550.81        $  19,576.79




(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(d) under the Securities Act of 1933.

(3) Issuable upon exercise of options, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

                             ----------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      Preliminary Prospectus Subject to Completion, Dated February 14, 2000



                            VIANET TECHNOLOGIES, INC.


                        5,720,500 Shares of Common Stock
                                       and
                        14,630,776 Shares of Common Stock
                            Issuable Upon Exercise of
                         Common Stock Purchase Warrants



Vianet Technologies, Inc.:                                  The Offering:


o    Vianet develops,  manufactures and sells               o    This prospectus  relates to the possible
     computer networking products, electronic                    sale,  from  time to  time,  by  certain
     communications  technologies  and  value                    stockholders, the "selling stockholders"
     added services.                                             of Vianet of up to  5,720,000  shares of
                                                                 common stock,  and 14,630,776  shares of
                                                                 common  stock  underlying  common  stock
                                                                 purchase warrants.


o    83  Mercer  Street,  3rd Floor                         o    There is no underwriter or  coordinating
     New York, New York 10012                                    broker  acting  in  connection  with the
     (212) 219-7680                                              offering of common shares by the selling
                                                                 stockholders.


o    NASD  OTC   Electronic   Bulletin  Board               o    Vianet  will not  receive  any  proceeds
     Symbol: VTNK                                                from sales by the selling  stockholders,
                                                                 except  when  warrantholders  choose  to
                                                                 exercise their  warrants,  in which case
                                                                 Vianet will receive the  exercise  price
                                                                 of   the   warrants.    See   "Plan   of
                                                                 Distribution"    for   further   details
                                                                 concerning  the  possible  sale of these
                                                                 shares.


               --------------------------------------------------
Your investment in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described under "Risk Factors" beginning on page 6.
               --------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved our common stock, or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.
               --------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------


                               PROSPECTUS SUMMARY

The following is a summary of the more detailed information and financial statements that appear elsewhere in this prospectus. This summary is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

References in this prospectus to "Vianet," "We," "Our," and "Us," refer to Vianet Technologies, Inc., a Nevada corporation, together with its subsidiaries and their predecessors.

                            VIANET TECHNOLOGIES, INC.

Our Business

         We design and market advanced data compression technology and computer networking products that allow our customers to deliver integrated voice, video and data communication services to be used for network access, value-added services, and E-commerce applications.

Compression Technology Products, E-Commerce and Value Added Services

         We develop and sell data compression technologies for software and hardware applications, utilizing a patented wavelet compression technique. Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression uses dramatically less bandwidth, costs less and yields higher quality Internet video and still imagery than conventional techniques. Our key products include the Lightning Strike suite of products which include LS Video Messenger, LS Video Interactive, LS Power Zoom and LS Video Stream. All of these products utilize our wavelet technology, and offer customers high quality desktop video applications at high speeds. Our technology will serve as the foundation for our value added services and E-commerce business.

Networking and Communications Products

         We design, manufacture and sell networking products and systems. We produce fiber optic access equipment and specialize in the application of access and exchange technologies to improve network efficiency and reliability. We focus on the commercial multimedia communications and telecommunications markets by providing equipment that interfaces carrier access and enterprise fiber optic networks. Our current product lines, including the Starpoint fiber optic multiplexer, offer communications companies high bandwidth technology to reach consumer markets more efficiently. We market these technologies to communications companies seeking to interface carrier access and enterprise fiber optic networks. In the future, we plan to integrate our proprietary technology and technology exclusively licensed from our former subsidiary, Develcon, to expand our network access product lines.

Our Market

         Our principal target markets are Internet service providers and E-commerce enterprises seeking to differentiate themselves from competitors. Consequently, we believe that our markets are inextricably tied to the progress and development of the Internet itself. Statistics indicate that this growth is currently extraordinary, and that it appears to be continuing. We believe that this tremendous growth will require a similar growth in software and hardware to support the systems used by Internet service providers, E-commerce businesses and individual end users, as well as tools to more efficiently communicate over these systems. We feel our products will fill this role for Internet service providers, E-commerce enterprises and end-users alike.

Internet , E-commerce and Value Added Services

         Our data compression technology provides the foundation for our Internet, E-commerce and value added services sales. We believe that our products, by utilizing wavelet technology, provide flexible tools for the following applications:

o        E-retail zooming;
o        real time streaming video;
o        IP video conferencing;
o        video mail;
o        image compression; and
o        multimedia communication/storage value added services.

         We also believe that these advanced differentiators have great sales potential in the burgeoning Internet, E-commerce and value added services marketplaces.

Network Access

         Our products and services provide the foundation for our network access sales. We intend to focus on Inter-networking companies seeking bandwidth expansion, high throughput communications and system expansion capability. In addition, we will continue to service public networks that require high performance operations and infrastructure expansion.

Our Market Opportunity

         As the Internet continues to develop as a communications and business tool, we believe that both business and home Internet users will adopt enhanced services that require additional bandwidth and web functionality. We intend to serve these market segments by providing networking and data compression technology, as well as value added services to provide our customers with the competitive edge they need. We believe our products will enable communications across broadband networks that efficiently combine voice, data, graphics and video across geographic locations with high throughput, protocol flexibility, and system expandability.

Our Growth Strategy

         Our objective is to become a leading provider of enabling technology and applications that allow customers to capitalize on the Internet's rapid growth as a commercial forum. We intend to utilize our broad market position, advanced technology, and ability to respond quickly to market changes and become a leading supplier of integrated voice, video and data communication products for network access, value-added services, and E-commerce applications.

         Our offices are located at 83 Mercer Street, New York, New York 10012; our telephone number is (212)219-7680.


The Offering

Common stock offered by the
     Selling Shareholders...........     5,720,500   shares  of  common  stock  and  14,630,776   shares  of  common  stock
                                         underlying common stock purchase warrants.

Common stock outstanding............     16,658,576 shares.

Use of Proceeds.....................     Vianet will not receive any proceeds  form the sale of  securities  by the selling stockholders,  although it could realize as much as  $29,812,861.81  if all of the common  stock  purchase  warrants  being  registered  hereby  are  exercised.  The proceeds  from the exercise of the warrants  will be used for working  capital and general corporate purposes.

Risk factors........................     Investing  in these  securities  involves  a high  degree  of risk  and  immediate substantial  dilution of your  investment.  As an investor,  you should be able to bear a complete loss of your  investment.  See "Risk  Factors" for a more detailed discussion.
NASD OTC Electronic Bulletin
     Board Symbol...................     VTNK


The 16,658,576 shares of common stock to be outstanding excludes:

     o 2,000,000 shares of common stock reserved for issuance pursuant to our Stock Option Plan.

     o 11,422,644 shares of common stock issuable upon the exercise of all class A, B, and C warrants as well as Placement Agent Warrants, all of which are currently exercisable.

     o 5,670,482 shares of common stock issuable upon the exercise of additional warrants and options all of which are currently exercisable.

     o 177,316 shares of common stock issuable upon the conversion of debentures.

         Our trading symbol does not imply that a liquid and active market for our securities will be available or sustained upon completion of this offering.

                          Summary Financial Information

         The information set forth below for the period from March 20, 1998 (Inception) to December 31, 1998 and for the nine months ended September 30, 1999 and 1998 are derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this registration statement. The summary financial data set forth below for the interim periods ended September 30, 1999 and 1998 has been prepared from our books and records and reflects, in Management's opinion, all adjustments necessary for a fair presentation of our financial position, results of operations, and cash flows, as at the periods indicated therein. The selected interim financial data presented below do not necessarily indicate the operating results or performance of the Company for the full year.


                                                                            Nine Months
                                                                               Ended
                                                 Period Ended              September 30,            Nine Months Ended
                                          March 20, 1998 (Inception)            1998                September 30, 1999
                                              -December 31, 1998            (Unaudited)                (Unaudited)
                                        -------------------------------    ---------------     -----------------------------

                                         Historical        Pro Forma         Historical        Historical       Pro Forma
                                                              (1)                                                  (1)
                                        -------------    --------------    ---------------     ------------    -------------
    Statement of Operations Data:
      Operating Revenues                      $    -         $ 916,733           $      -          $    -       $  768,553
      Operating Loss                       (558,198)       (2,102,778)          (399,732)      (1,934,471)
                                                                                                                (3,574,239)
      Loss from Continuing Operations      (491,857)       (1,920,668)          (356,149)      (1,824,541)      (3,354,634)
      Loss from Discontinued                       -                 -                  -      (2,308,375)                -
          Operations
      Net Loss                             (491,857)       (1,920,668)          (356,149)      (4,132,916)      (3,354,634)

    Basic and Diluted Net Loss Per
          Common Share:
      Continuing Operations                   (0.35)            (0.26)             (0.25)           (0.27)           (0.35)
      Discontinued Operations                      -                 -                  -           (0.35)                -
      Net Loss                               $(0.35)           $(0.26)            $(0.25)          $(0.62)          $(0.35)

      Weighted average common shares
          outstanding                      1,400,000         7,392,884          1,400,000        6,646,293        9,480,919




                                                                                          September 30, 1999
                                                                  ----------------------------------------------------------


                                              December 31,             Historical            Pro Forma          Pro Forma
                                                  1998                                          (1)            As Adjusted
                                               Historical                                                           (2)
                                             ---------------       --------------------    ---------------    ---------------
   Balance Sheet Data:
      Working capital (deficit)               $(2,478,532)                $(3,331,458)        $(4,472,350)       $   73,989
      Net Assets of Discontinued Operations             -                   5,726,577                   -                 -
      Total assets                              2,682,799                   1,492,910           4,411,194         4,411,194
      Long-term debt                                    -                           -              15,796            15,796
      Convertible debentures (non current)              -                           -           1,125,000         1,125,000
      Shareholders' equity (deficit)             (478,857)                  3,944,751          (1,465,477)        3,080,862



(1)  Gives effect to the acquisition of Infinop and the disposition of Develcon.

(2) Gives effect to issuance of 3,465,403 shares of common stock at $1.50 in private placement offerings completed in February 2000. The net proceeds amounting to approximately $4,546,339 were used to reduce current obligations. The placement included the issuance of 3,465,403 each of Class A, Class B and Class C warrants at $2.00, $2.50 and $3.00, as well as placement agent warrants of 342,145 at $1.50.

                                  RISK FACTORS

         You should carefully consider each of the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. Some of the following risks relate principally to our business in general and the industry in which we operate. Other risks relate principally to the securities markets and ownership of our stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks that generally apply to publicly traded companies, that are not yet identified or that we currently think are immaterial, may also impair our business operations and adversely affect our business.

         If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In such a case, the trading price of our common stock could decline, and you may lose all or part of you investment.

         Our Limited Operating History Makes it Difficult For You to Evaluate Our Business and Prospects

         We have only been engaged in our current and proposed business operations since March 1998. As a result, we have only a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks associated with early stage enterprises generally and the development, manufacture, and sale of enterprise networking products specifically. These risks, expenses and difficulties apply particularly to us because the markets for data compression technology and computer networking products are new and rapidly evolving.

         We Have a History of Losses and We May Never Achieve Profitability

         We had a consolidated net loss of $4,132,916 for the nine months ended September 30, 1999 and a net loss of $491,857 for the year ended December 31, 1998. We expect to continue to incur significant operating losses and to generate negative cash flow from operating activities during the foreseeable future as a result of the implementation and operation of our business plan and from increased marketing expenses as we attempt to expand our customer base. There can be no assurance that we will achieve or sustain profitability or positive cash flow from operating activities in the future. If we cannot achieve operating profitability or positive cash flow from operating activities, we may not be able to meet our working capital requirements or debt service.

         We Are Dependent upon the Continued Availability of Adequate Financing to Fund Our Operations and Expand Our Business

         We have historically funded our business and operations through equity and debt financings. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. In order to meet our cash needs to fund our operations, we must either generate cash from operations or obtain additional financing. In the event that we are unable to generate sufficient cash or obtain additional financing, we may be unable to pay our obligations as they come due or implement our plans to expand our operations. As a result, our business, financial condition and results of operations may be materially adversely affected.

         We may not be able to obtain the financing and capital required to maintain and grow our business

         As a result of our historical financial condition, our independent certified public accountants issued a report on our financial statements as of June 30, 1999 and for the six months then ended, which stated that we have sustained significant operating losses, are unable to pay our suppliers within normal trade terms and have a significant working capital deficiency. Further, as of June 30, 1999, we were in default of certain debt obligations and related covenants, including non-payment of principal and interest on our debt, which allows our lenders to demand repayment of existing debt. These factors raised substantial doubt about our ability to continue as a going concern as at June 30, 1999.

         In December 1999 we sold Develcon, and in February 2000 we completed an equity financing in which we raised an aggregate of approximately $4,563,339 net of offering costs. As a result of these transactions, we are no longer in default of any debt. However, we may require substantial additional funds in the future, and there can be no assurance that the our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash flow from operations to cover the cost of our operations. The existence of the explanatory paragraph may materially adversely affect our relationship with prospective lenders, customers and suppliers, and therefore could have a material adverse effect on our business, financial condition and results of operations.

         We may have difficulty developing and managing our expanding business operations

         Our ability to integrate our interests successfully depends upon, among other things, our ability to bring to market technologies that are currently in the development stage coupled with our ability to attract sufficient capital financing to sustain this process. In addition, growth in the scope of our business operations would require the expansion of our management, financial and accounting resources, with consequential demands on the need for qualified personnel. Our need to manage our growth successfully will require us to implement appropriate operational, financial and management information systems and controls. Failure to make such a transition to a larger scale enterprise would have a material adverse effect on our business, financial condition and results of operations.

         Our Quarterly Financial Results May Fluctuate Significantly

         Our quarterly revenues and operating results may vary significantly in the future due to a number of factors, including:

          o the timing and amount of orders for our products and services, particularly large orders from our key resellers, OEMs and other significant customers;
          o unexpected product returns or the cancellation or rescheduling of significant orders;
          o our ability to develop, introduce, ship and support new products and product enhancements and manage product transitions;
          o    announcements and new product introductions by our competitors;
          o the expected rapid erosion of the average selling prices of our products;
          o    our ability to achieve required cost reductions;
          o our ability to obtain sufficient supplies of sole or limited source components for our products;
          o    unfavorable changes in the prices of the components we purchase;
          o our ability to attain and maintain production volumes and quality levels for our products;
          o the mix of products sold and the mix of distribution channels through which they are sold;
          o costs relating to possible acquisitions and integration of technologies or businesses; and
          o the Internet access market conditions and economic conditions generally.

         We plan to significantly increase our operating expenses to expand our sales and marketing activities, broaden our customer support capabilities, develop new distribution channels, fund increased levels of research and development and build our operational infrastructure. We base our operating expenses on anticipated revenues and trends, and a high percentage of our expenses are fixed in the short term. As a result, any delay in generating or recognizing revenue could cause significant variations in our operating results and could result in substantial operating losses. Orders at the beginning of each quarter typically do not equal expected revenue for that quarter and are generally cancelable at any time. Accordingly, we depend upon obtaining orders in a quarter for shipment in that quarter to achieve our revenue objectives. In addition, the timing of product releases, purchase orders and product availability could result in significant product shipments at the end of a fiscal quarter. Failure to ship such products by the end of a quarter may adversely affect our operating results. Furthermore, our customer agreements typically provide that the customer may delay scheduled delivery dates and cancel orders within specified time frames without significant penalty.

         Due to the foregoing factors, we believe that period-to-period comparisons of our operating results cannot be relied upon as an indicator of our future performance. It is likely that in some future quarter, our operating results may be below the expectations of public market analysts or investors. If this occurs, the price of our common stock would likely decrease.

         We face Intense Competition in the Internet Access Equipment Market from Larger and more well-established companies and we may not be able to effectively compete with these companies

         The market for Internet access equipment is dominated by a few large companies, particularly Bay Networks, Cabletron Systems, Cisco Systems and 3Com. We expect to face increased competition, particularly price competition, from these and other equipment and technology providers. These vendors may develop products with functionality similar to our's or provide alternative access solutions. In addition, our supplier may compete with us with their current products or products they may develop, and with the products they purchase from us.

         Many of our current and potential competitors have longer operating histories and substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger customer base, than us. As a result, these competitors are able to devote greater resources to the development, promotion, sale and support of their products. In addition, competitors with a large customer base may have a significant competitive advantage over us.

         Because of the intense competition within the Internet access industry, the market is subject to frequent product introductions with improved price/performance characteristics, significant price reductions, rapid technological change and continued emergence of new industry standards. It is also common in the Internet access industry for competitors to acquire other companies as a means of introducing new products or emerging technologies. If a new technology or product emerges that displaces our product lines, competitors that have large market capitalizations or cash reserves would be better positioned than us to acquire such new technology or product. Any failure by us to effectively introduce new products and enhancements on a timely basis would materially adversely affect our business, operating results and financial condition.

         Our Market is Subject to Rapid Technological Change, and If We Do Not Introduce New Products in a Timely Manner Our Products May Become Obsolete

         The Internet access equipment market is characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards. The introduction of new products, market acceptance of products based on new or alternative technologies, or the emergence of new industry standards, could render our existing products obsolete. We cannot assure you that our technological approach will achieve broad market acceptance or that other technologies or devices will not supplant our approach. In addition, when we announce new products or product enhancements that have the potential to replace or shorten the life cycle of our existing products, customers may defer purchasing our existing products. These actions could materially adversely affect our operating results by decreasing sales, increasing our inventory levels of older products and exposing us to greater risk of product obsolescence. To remain competitive, we need to introduce products in a timely manner that incorporate or are compatible with these new technologies as they emerge.

         We are dependent upon the Market Acceptance of Our Technology

         Much of the technology developed and acquired by us, particularly wavelet compression technology is based upon recent advances in technology and there can be no assurance that this technology will gain broad market acceptance. Systems integrators, manufacturing partners and other customers may not adopt our products unless they determine, based on experience, testing and other factors, that our products are superior alternatives to other available products. To date, wavelet technology has only been demonstrated in and utilized by a limited number of applications. An inability to sell commercial quantities of products using wavelet technology would have a material adverse effect on our business, financial condition and results of operations. Furthermore, shifts in market acceptance of our products' performance, cost effectiveness, or our sales methods could materially adversely affect our business, operating results and financial condition.

         We Expect the Average Selling Prices of Our Products to Erode Rapidly, Which May Impact Gross Margins Negatively

         The Internet access equipment industry has experienced rapid erosion of average selling prices due to a number of factors, including competitive pricing pressures and rapid technological change. We may experience substantial period-to-period fluctuations in future operating results due to the erosion of our average selling prices. We anticipate that the average selling prices of our products will decrease in the future in response to competitive pricing pressures, increased sales discounts, new product introductions by us or our competitors or other factors. Our failure to develop and introduce new products and product enhancements on a timely basis while reducing product costs would materially adversely affect our business, operating results and financial condition.

         Our Products Have a Lengthy Sales Cycle

         The timing of our sales revenue is difficult to predict because of our reliance on indirect sales channels and the length and variability of our sales cycle. Some of our products have a relatively high sales price per unit, and often represent a significant and strategic decision by an enterprise regarding its communications infrastructure. Accordingly, the purchase of some of our products typically involve lengthy internal procedures associated with the evaluation, testing, implementation and acceptance of new technologies, typically ranging from three months to longer than a year. While our customers are evaluating our products and before they may place an order with us, we may incur substantial sales and marketing expenses and expend significant management effort. Consequently, failure to realize forecasted sales from a specific customer in a fiscal quarter could materially adversely affect our operating results for that quarter.

         Our Products Must Comply with Evolving Industry Standards and Government Regulations

          In the United States, our products must comply with various regulations and standards defined by the Federal Communications Commission and Underwriters Laboratories. Internationally, products that we develop may be required to comply with standards established by telecommunications authorities in various countries as well as with recommendations of the International Telecommunication Union. Failure to comply with existing or evolving industry standards or to obtain timely domestic or foreign regulatory approvals or certificates could materially adversely affect our business, operating results and financial condition.

         Undetected Software or Hardware Errors Could Have a Material Adverse Effect on Us

         Network products frequently contain undetected software or hardware errors when first introduced or as new versions are released. We expect that such errors will be found from time to time in new or enhanced products after commencement of commercial shipments. These problems may cause us to incur significant warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. The occurrence of hardware and software errors, whether caused by our product or another vendor's products, could result in the delay or loss of market acceptance of our products, and any necessary revisions may result in the incurrence of significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, operating results and financial condition.

         We May Not Adequately Protect Our Intellectual Property, and Our Products May Infringe on the Intellectual Property Rights of Third Parties

         We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect its intellectual property rights. We have filed a U.S. patent application relating to compression technology. There can be no assurance that this application will be approved, that any issued patent will protect our intellectual property or that we will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently develop similar or competing technology or design around any patent that we may be issued.

         We also enter into confidentiality or license agreements with our employees, consultants and corporate partners, and control access to and distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our products is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

         The Internet access industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. From time to time, third parties may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies that are important to us. Although we have not been party to any claims alleging infringement of intellectual property rights, we cannot assure you that we will not be subject to such claims in the future. In addition, there can be no assurance that third parties will not assert claims or initiate litigation against us or our manufacturers, suppliers or customers with respect to existing or future products. Any such claims, with or without merit, could result in costly litigation and diversion of technical and management personnel or require us to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business, operating results and financial condition could be materially adversely affected.

         We Need to Expand Our Sales and Support Organizations to Increase Market Acceptance of Our Products

         We have recently expanded our sales force and plan to hire additional sales personnel. Competition for qualified sales personnel is intense, and we might not be able to hire the kind and number of sales personnel we are targeting. In addition, we currently have a small customer service and support organization and will need to increase our staff to support new customers and the expanding needs of existing customers. The employment market for customer service and support personnel in this industry is very competitive, and we may not be able to hire the kind and number of customer service and support personnel we are targeting. Our inability to hire qualified sales, customer service and support personnel may materially adversely affect our business, operating results and financial condition.

         We Depend on Key Personnel Who May Leave us at any Time

         Our success substantially depends on the continued employment of our executive officers and key employees, particularly, Peter Leighton, our chairman of the board and chief executive officer. The loss of services of Mr. Leighton or any of our other executive officers or key employees could harm our business.

         Limitations on Director Liability

         Our Certificate of Incorporation provides, pursuant to Nevada law, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against any director. In addition, our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by Nevada law.

         Potential Change to OTC Bulletin Board Listing Qualifications May Result in De-listing of our Common Stock from the OTC Bulletin Board or May severely Limit the trading Activity of our Securities

         NASD Regulation, Inc. recently introduced a rule limiting quotations on the OTC Bulletin Board to the securities of issuers that make current filings pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). In order to comply with such rule, we intend to file registration statement with the Securities and Exchange Commission in order to become a "reporting company" under the Securities Exchange Act of 1934, as amended. If we are unable to complete the registration process prior to the end of March 2000, our Common Stock may become de-listed from the OTC Bulletin Board. NASD Regulation, Inc. has also proposed rules that would require members to review current issuer financial statements prior to recommending a transaction to a customer in an OTC Bulletin Board security and to deliver a disclosure statement to a customer prior to an initial purchase of an OTC equity security. Such proposed rule changes may severely limit the trading activity of our securities.


         We are Currently Unable to Have Our Common Shares Listed on Nasdaq Stock Market

         Our Common Shares are currently traded on the OTCBB. In order for Common Shares to be listed on the Nasdaq SmallCap Market, we will be required to have, among other things, all of the following:

          o either net tangible assets (i.e., assets, net of goodwill, less liabilities) of $4,000,000, or market capitalization of $50,000,000, or net income in latest fiscal year or two of the last three fiscal years of $750,000;

          o    minimum market value of public float of $5,000,000; and

          o    minimum bid price of $4.00 per share.

         Nasdaq also requires that we have at least two independent directors and an Audit Committee, a majority of whose members must also be independent directors.

         No assurances can be given that we will be able to obtain a Nasdaq listing.

         The market for our securities may not be sustained

         Prior to this offering our common stock has been quoted on the OTCBB, a regulated quotation service that captures and displays real-time quotes and/or indications of interest in securities not listed on Nasdaq or any U.S. exchange. Although our securities are currently eligible for quotation on the OTCBB, there can be no assurance that an active market for the securities will be sustained. If a trading market is not maintained, holders of our common stock may experience difficulty in reselling such common stock or may be unable to resell them at all. Any such market may be discontinued at any time. In addition, there is no assurance that the price of the common stock in the market will be equal to or greater than the offering price hereof.

         "Penny Stock" Regulations May Impose Certain Restrictions on Marketability of Stock, which may affect the ability of holders of our common stock to sell their shares

         The Securities and Exchange Commission (the "SEC") has adopted regulations that generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common shares may be subject to rules that impose additional sales practice requirements should the price of our common shares fall below $5.00 per share. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:

          o the commission payable to both the broker-dealer and the registered representative,

          o    current quotations for the securities, and

          o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.


         Effect of Issuance of Common Stock Upon Exercise Price of Our Warrants

         We have an aggregate of approximately 16,658,576 shares of common stock outstanding and 14,630,776 shares of common stock reserved for issuance upon exercise of outstanding warrants. The exercise of the warrants and the sale of the underlying shares of common stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to we than those provided in the Warrants.

         We May Issue of Additional Securities in connection with Future Acquisitions, which may have the effect of diluting the equity interest and voting power of holders of our common stock

         Our Board of Directors will have authority to issue further common stock or other securities without the consent or vote of our shareholders. The issuance of additional common stock by our management, whether in respect of a transaction involving a business opportunity or otherwise, may have the effect of further diluting the proportionate equity interest and voting power of holders of common stock, including investors under this offering.

         In addition, as part of our business strategy, we expect to review acquisition prospects that would complement our current product offerings, augment our market coverage or enhance our technical capabilities, or that may otherwise offer growth opportunities. We acquired Develcon in May 1999 and a license for SPS technology in September 1998. In addition, we acquired Vianet Labs (formerly known as Infinop Holdings, Inc.) and Vianet Access, in October and December of this year, respectively. We may acquire other businesses, products or technologies in the future. In the event of such future acquisitions, we could:

o issue equity securities which would dilute current stockholders' percentage ownership; o incur substantial debt; or o assume contingent liabilities.

         Such actions by us could materially adversely affect our operating results and/or the price of our common stock. Acquisitions also entail numerous risks, including:

o difficulties in the assimilation of acquired operations, technologies or products; o unanticipated costs associated with the acquisition; o diversion of management's attention from other business concerns; o adverse effects on existing business relationships with suppliers and customers; o risks associated with entering markets in which we has no or limited prior experience; and o potential loss of key employees of acquired organizations.

         We cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel that we might acquire in the future, and our failure to do so could materially adversely affect our business, operating results and financial condition.

         Risk of Loss Greater for Investors Pursuant to This Offering Than For Present Owners of Shares

         Most of the present owners of shares of our issued and outstanding common stock have acquired a controlling interest in us at a cost substantially less than that which the investors pursuant to this offering may purchase their securities. Therefore, the investors pursuant to this offering will bear a substantial portion of the risk of loss, while control of Vianet will remain in the hands of our current management.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that address, among other things, our expansion and acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources. These statements may be found in the sections of this Prospectus entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in this Prospectus generally. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions, including those described in the "Risk Factors" and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors, including all of the risks discussed in "Risk Factors" and elsewhere in this Prospectus.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. Those reports, proxy statements and other information may be obtained:

               o At the public reference room of the Commission, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
               o At the public reference facilities at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;
               o By writing to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
               o At the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or
               o From the Internet site maintained by the Commission at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

         We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the common stock offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, such registration statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to Vianet and the common stock, reference is made to such registration statement, including the exhibits thereto, copies of which may be inspected and copied at the aforementioned facilities of the Commission. Copies of such registration statement, including the exhibits, may be obtained from the Public Reference Section of the Commission at the aforementioned address upon payment of the fee prescribed by the Commission. Information regarding the operation of the Commission's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

         We intend to distribute to our stockholders annual reports containing financial statements audited and reported upon by our independent public accountants after the close of each fiscal year, and will make such other periodic reports as we may determine to be appropriate or as may be required by law. Our fiscal year ends December 31st of each year.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of securities by the selling stockholders. We intend to use the proceeds received from the exercise of any common stock purchase warrants for working capital and general corporate purposes. The maximum amount of proceeds that we could receive upon the exercise of all common stock purchase warrants is $29,812,861.81. There can be no assurance that any or all of the common stock purchase warrants will be exercised and that Vianet will receive any proceeds therefrom. This is our best estimate of the use of proceeds generated from the possible exercise of common stock purchase warrants based on the current state of our business operations, our current plans and current economic and industry conditions. Any changes in the projected use of proceeds will be made at the sole discretion of our Board of Directors.

                                 CAPITALIZATION

              The following table sets forth the capitalization of Vianet as of September 30, 1999 and Pro Forma Capitalization as of September 30, 1999 to give effect to the acquisition of Infinop and the disposition of Develcon, and adjusted Pro Forma Capitalization to give effect to the Private Placement Offering of Common Stock completed in January 2000. This table should be read in conjunction with our historical consolidated financial statements, including the notes thereto, and our pro forma financial statements, including the notes thereto, included elsewhere herein. See "Index to Financial Statements and Other Financial Information."


                                                                                  September 30, 1999
                                                            ----------------------------------------------------------------

                                                                 Actual             Pro Forma (1)           Pro Forma As
                                                                                                            Adjusted (2)
                                                            -----------------     -------------------     ------------------

Long-Term Debt                                                       $     -               $  15,796              $  15,796
                                                            -----------------     -------------------     ------------------

Convertible debentures - noncurrent                                        -               1,125,000              1,125,000
                                                            -----------------     -------------------     ------------------

Shareholders' Equity:

       Common Shares, $0.001 par value,
       100,000,000 shares authorized, 9,140,886 shares
       issued and outstanding (actual), 10,859,000 (shares
       issued and outstanding (pro forma(1)), 14,324,403
       (pro forma(2))                                                 9,141                  10,859                 14,324

        Subscription receivable                                        (500)                   (500)                  (500)

       Additional Paid-In Capital                                  8,561,956              19,569,824             24,112,698

         Accumulated Deficit                                     (4,624,773)            (21,044,587)           (21,044,587)

       Accumulated Comprehensive Income
                                                                     (1,073)                 (1,073)                (1,073)
                                                            -----------------     -------------------     ------------------
Total Shareholders' Equity                                         3,944,751             (1,465,477)              3,080,862
                                                            =================     ===================     ==================
Total Capitalization                                             $ 3,944,751           $   (324,681)            $ 4,221,658
                                                            =================     ===================     ==================


(1) Includes the proforma acquisition of Infinop and the disposition of Develcon.

(2) Gives effect to issuance of 3,465,403 shares of common stock at $1.50 in private placement offerings completed in February 2000. The net proceeds amounting to approximately $4,546,339 were used to reduce current obligations. The placement included the issuance of 3,465,403 each of Class A, Class B and Class C warrants at $2.00, $2.50 and $3.00, as well as placement agent warrants of 342,145 at $1.50.

                              MARKET FOR SECURITIES

         Prior to the consummation of the Vianet Merger, there was no trading market for Vianet's common stock. Vianet's Common Shares, $0.001 par value per share, are currently traded on the NASD OTC Electronic Bulletin Board (the "Bulletin Board") under the symbol "VNTK."

         The following table sets forth the high and low closing bid prices for Vianet's Common Shares as reported by the Bulletin Board for the periods indicated:

                                        Closing Trading Prices

                            Month             High ($)              Low ($)
                   -------------------------------------------- ---------------

                   March, 1999               11.25                 10.125
                   April, 1999               9.25                   6.5
                   May, 1999                 11.6875                7 .875
                   June, 1999                9.25                   7.375
                   July, 1999                 7.75                  6.125
                   August, 1999               6.5625                5.4375
                   September, 1999            6.75                  4.75
                   October, 1999              4.75                  3
                   November, 1999             3.5625                1.25
                   December, 1999             4.4688                2
                   January, 2000 (1)          6.00                  3.625
                   February,2000
              ---------------
(1)      Through February 9, 2000.

         On February 9, 2000, the closing sale price for our Common Shares, as reported by the Bulletin Board, was $6.875 per share.


         As of February 9, 2000, there were 16,658,576 shares of Common Stock outstanding, there were approximately 950 registered holders of our Common Stock.

                                 DIVIDEND POLICY

         We have never paid any cash dividends on its capital stock and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of its business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

                             SELECTED FINANCIAL DATA

         The selected financial data set forth below for the period from March 20, 1998 (Inception) to December 31, 1998 and for the nine months ended September 30, 1999 and 1998 are derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this registration statement. The summary financial data set forth below for the interim periods ended September 30, 1999 and 1998 has been prepared from our books and records and reflects, in Management's opinion, all adjustments necessary for a fair presentation of our financial position, results of operations, and cash flows, as at the periods indicated therein. The selected interim financial data presented below do not necessarily indicate the operating results or performance of the Company for the full year.


                                                                            Nine Months
                                                                               Ended
                                                 Period Ended              September 30,            Nine Months Ended
                                          March 20, 1998 (Inception)            1998                September 30, 1999
                                              -December 31, 1998            (Unaudited)                (Unaudited)
                                        -------------------------------    ---------------     -----------------------------

                                         Historical        Pro Forma         Historical        Historical       Pro Forma
                                                              (1)                                                  (1)
                                        -------------    --------------    ---------------     ------------    -------------

Statement of Operations Data:
  Operating Revenues                    $      --        $   916,733        $      --          $      --        $   768,553
  Operating Loss                           (558,198)      (2,102,778)          (399,732)        (1,934,471)
                                                                                                                 (3,574,239)
  Loss from Continuing Operations          (491,857)      (1,920,668)          (356,149)        (1,824,541)      (3,354,634)
  Loss from Discontinued                       --               --                 --           (2,308,375)            --
      Operations
  Net Loss                                 (491,857)      (1,920,668)          (356,149)        (4,132,916)      (3,354,634)

Basic and Diluted Net Loss Per
      Common Share:
  Continuing Operations                       (0.35)           (0.26)             (0.25)             (0.27)           (0.35)
  Discontinued Operations                      --               --                 --                (0.35)            --
  Net Loss                              $     (0.35)     $     (0.26)       $     (0.25)       $     (0.62)     $     (0.35)

  Weighted average common shares
      outstanding                         1,400,000        7,392,884          1,400,000          6,646,293        9,480,919




                                                                                          September 30, 1999
                                                                  ----------------------------------------------------------


                                              December 31,             Historical            Pro Forma          Pro Forma
                                                  1998                                          (1)            As Adjusted
                                               Historical                                                           (2)
                                             ---------------       --------------------    ---------------    ---------------
   Balance Sheet Data:
      Working capital (deficit)               $(2,478,532)                $(3,331,458)       $(4,472,350)       $   73,989
      Net Assets of Discontinued Operations             -                   5,726,577                   -                -
      Total assets                              2,682,799                   1,492,910           4,411,194        4,411,194
      Long-term debt                                    -                           -              15,796           15,796
      Convertible debentures (non current)              -                           -           1,125,000        1,125,000
      Shareholders' equity (deficit)             (478,857)                  3,944,751          (1,465,477)       3,080,862



(1)  Gives effect to the acquisition of Infinop and the disposition of Develcon.

(2) Gives effect to issuance of 3,465,403 shares of common stock at $1.50 in private placement offerings completed in February 2000. The net proceeds amounting to approximately $4,546,339 were used to reduce current obligations. The placement included the issuance of 3,465,403 each of Class A, Class B and Class C warrants at $2.00, $2.50 and $3.00, as well as placement agent warrants of 342,145 at $1.50.

Management's Discussion and Analysis of Financial Condition and Results of Operations.
         The statements contained in this registration statement are not purely historical statements, but rather include what we believe are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about our expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "the company believes", "management believes" and similar words or phrases. The forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including factors set forth in the following discussion and in the discussions under "Risk Factors" and "Business." Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

General

         We design and market advanced data compression technology and computer networking products that allow our customers to deliver integrated voice, video and data communication services to be used for network access, value-added services, and E-commerce applications.

         Compression Technology Products, E-Commerce and Value Added Services

         We develop and sell data compression technologies for software and hardware applications, utilizing a patented wavelet compression technique. Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression uses dramatically less bandwidth, costs less and yields higher quality Internet video and still imagery than conventional techniques. Our key products include the Lightning Strike suite of products, which include LS Video Messenger, LS Video Interactive, LS Power Zoom and LS Video Stream. All of these products utilize our wavelet technology, and offer customers high quality desktop video applications at high speeds. Our technology will serve as the foundation for our value added services and E-commerce business.

Networking and Communications Products

         We design, manufacture and sell networking products and systems. We produce fiber optic access equipment and specialize in the application of access and exchange technologies to improve network efficiency and reliability. We focus on the commercial multimedia communications and telecommunications markets by providing equipment that interfaces carrier access and enterprise fiber optic networks. Our current product lines, including the Starpoint fiber optic multiplexer, offer communications companies high bandwidth technology to reach consumer markets more efficiently. We market these technologies to communications companies seeking to interface carrier access and enterprise fiber optic networks. In the future, we plan to integrate our proprietary technology and technology exclusively licensed from our former subsidiary, Develcon, to expand our network access product lines.

Background

         Our predecessor, Vianet Technologies, Inc., was formed as a Delaware corporation in March 1998 ("Vianet Delaware"). In March 1999, Vianet Delaware merged with and into Radar Resources, Inc., a Nevada corporation ("Radar"). Upon completion of Vianet Delaware's merger with Radar, Radar changed its name to Vianet Technologies, Inc ("Vianet").

         From its inception until March 1999, Radar did not engage in any business and had no operational history. Radar was incorporated originally under the name Radar, Inc. in the state of Utah on April 11, 1986. In December 1993, Radar reorganized under the laws of Nevada, changing its domicile and forming a new corporation in Nevada named Radar Resources, Inc. This new corporation acquired the contractual obligations, shareholder rights and identity of the original Utah corporation, and the Utah corporation was dissolved.

         Prior to the Vianet Delaware's merger with Radar, Vianet Delaware's business activities consisted primarily of planning to acquire Develcon Electronics Limited, an Ontario, Canada corporation ("Develcon"). Develcon specializes in networking products and systems. Vianet acquired Develcon on May 17, 1999.

         Shortly thereafter, in October 1999, Vianet consummated a plan of merger with Infinop Holdings, Inc., a Texas corporation specializing in data compression technology. Simultaneous with the merger, Infinop was renamed Vianet Labs, Inc.

         In December 1999, Vianet acquired PSI Communications Inc. ("PSI"), a privately held Delaware corporation, pursuant to an option agreement they had entered into earlier that year. In conjunction with the acquisition, PSI merged into a wholly owned Delaware subsidiary of Vianet, and changed its name to Vianet Access, Inc ("Vianet Access").

         In December 1999, we sold our Develcon subsidiary to Thorpe Bay Corporation, an Ontario company. As part of the agreement, we retained an exclusive license to market Develcon's Athena product lines to Fortune 100 companies based in the United States, as well as a non-exclusive license to market all of Develcon's product lines to other customers.

Results of Operations

         The discussion of the proforma summary financial information below should be read in conjunction with our historical financial statements and should not be considered to be a discussion or a representation of actual results that would have occurred if the transactions had occurred on the dates indicated.

Period ended March 20, 1998 (inception) to December 31, 1998 - Historical

         Results are for the reference period as previously reported. We had not completed any of our acquisitions in this period although we had made a loan to Develcon. For the twelve months ended December 31, 1998, we had no revenues, and our operating expenses were $557,276 consisting primarily of legal and due diligence costs, thereby resulting in an operating loss of $557,276 for the period. Interest income was $66,341 earned on our loan to Develcon and cash deposits and, together with other charges of $922, resulted in a net loss of $491,857 or $0.35 per share for the twelve month period ended December 31, 1998.

         Weighted average shares amounted to 1,400,000 representing the initial shares issued to our founders all of whom were officers and/or directors of the company.

Period ended March 20, 1998 (inception) to December 31, 1998 - Pro Forma

     Results are for the reference period restated as though we had acquired Infinop as at March 20, 1998. Operating revenues, consisting primarily of engineering fees charged by Infinop, amounted to $916,733. Selling, general and administrative and other charges amounted to $1,537,570, research and development costs totaled $969,597 and depreciation amounted to $415,584. Interest income (primarily on our loan to Develcon) amounted to $182,110 and interest expense (on Infinop's convertible debentures) to $96,760.

     The net loss from operations amounted to $1,920,688 or $0.26 per share. Weighted average shares outstanding amounted to 7,392,884 which includes the proforma issuance of shares for the acquisition of Develcon and Infinop.

Nine months ended September 30, 1998 - Historical

     Results are for reference period and reflect our operations prior to any of our acquisitions. For the nine months ended September 30, 1998, we had no revenues, and our operating expenses were $399,732 consisting primarily of legal and due diligence costs, interest income was $43,583, thereby resulting in a net loss of $356,149 or $0.25 per share for the period.

     Weighted average shares amounted to 1,400,000 representing the initial shares issued to our founders all of whom were officers and/or directors of the company.

Nine months ended September 30, 1999 - Historical (Restated)

     Results are for the reference period with the results of Develcon reflected as a discontinued operation. For the nine months ended September 30, 1999, we had no operating revenues, and our operating expenses were $1,934,471 consisting primarily of legal and due diligence costs, thereby resulting in a loss of $1,824,541 from continuing operations or $0.27 per share for the period.

     Discontinued operations consisted of the operations of Develcon from May 17, 1999 to September 30, 1999 and amount to a loss of $2,308,375. Sales totaled $1,912,243, cost of sales $1,106,118, selling, general and administrative $1,338,294, research and development $786,556 , interest expense $174,386, depreciation and amortization $465,148, loss on extinguishment of debt $352,875 and other income of $2,759. Due to our inability to access sufficient capital we sold our Develcon subsidiary to Thorpe Bay Corporation, an Ontario company. As part of the agreement, we retained an exclusive license to market Develcon's Athena product lines to Fortune 100 companies based in the United States, as well as a non-exclusive license to market all of Develcon's product lines to other customers. Accordingly, the historical financial statements have been restated to reflect Develcon as a discontinued operation.

Nine months ended September 30, 1999- Pro Forma

     Results are for the reference period restated as though we had disposed of Develcon and had acquired Infinop as at January 1, 1999. Operating revenues, consisting primarily of engineering fees charged by Infinop, amounted to $768,553. Selling, general and administrative and other charges amounted to $2,686,437, research and development costs totaled $864,469 and depreciation amounted to $529,677. Interest income (primarily on our loan to Develcon) amounted to $219,605 and interest expense (on Infinop's convertible debentures) to $196,041.

     The net loss from operations amounted to $3,354,634 or $0.35 per share. Weighted average shares outstanding amounted to 9,480,919 which includes the proforma issuance of shares for the acquisition of Develcon and Infinop.

Liquidity and Capital Resources

      We have sustained our operations from the inception of our predecessor, Vianet Technologies, Inc, a Delaware corporation (March 1998), primarily from the sale of equity and borrowings. Specifically, we have completed the following financings:

     o In December 1998, Vianet Delaware sold 250,000 shares of Series A convertible preferred stock for an aggregate of $1,000,000 in cash to accredited investors. In December 1998, $10,000 was received for the stock, the remaining subscription receivable outstanding, $990,000, was paid subsequent to December 31, 1998. On March 23, 1999 the Series A preferred stock was converted into common stock at a rate of four for one. As a result, the Series A preferred shareholders received 1,000,000 shares of common stock of the Company;

     o In July, 1999 we issued 100,000 common shares to certain non-US investors for cash of $550,000;

     o In September 1999, certain of Develcon's creditors agreed to exchange an aggregate of $613,365 of accounts payable for a total of 215,051 shares of our common stock.

     o In July 1999, we entered into a credit facility (the "Facility") with an entity controlled by our President and Chief Executive Officer. The Facility is in the amount of $3,000,000, of which approximately $2,700,000 has been drawn down as of the date of this Registration Statement. The Facility bears interest at 10% per annum and monthly fees of $15,000. In addition, we issued Mr. Leighton's company 300,000 warrants exercisable at price of $3.00 to $5.00 in consideration for the Facility. The Facility is secured by all of our major assets, including the shares of Vianet Labs and Vianet Access, and is repayable on March 31, 2000. Vianet currently does not have the funds to repay the Facility and will not be able to repay the Facility without raising additional capital. We intend to negotiate an extension to the Facility but no assurances can be given that we will be able to complete such an extension on terms acceptable to us

     o In December 1999 and January 2000, we completed three closings of a private placement offering, with Aegis Capital, Inc. as placement agent, in which we sold an aggregate of 32.535 units for gross proceeds to Vianet of approximately $3,250,000. The units consisted of an aggregate of (1) 2,168,952 shares of common stock, and (2) 2,168,952 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants are exercisable at $2.00, $2.50 and $3.00, respectively.

     o In December 1999 we sold our subsidiary, Develcon, thereby effectively eliminating approximately $4,200,000 of debt.

         We have guaranteed a term loan from Royal Bank of Canada ("RBCC") to Develcon in the amount of CDN$1,500,000, which is due and payable in three CDN$500,000 installments on or before December 31st of 2000, 2001 and 2002, respectively. There can be no assurance that Develcon will be able to repay RBCC, which could cause us to be liable to pay RBCC. RBCC are shareholders and warrant holders of the Company.

         We have used and intend to continue to use the proceeds from the financings described above to consolidate and build our sales and marketing team and to purchase inventory and capital equipment Our ability to become a serious competitor in the network access, Internet, E-commerce, and value-added services markets may be dependent upon obtaining additional financing.

         Our best estimate is that we have sufficient cash to fund our operations for six months. After this period we may require additional funds unless we generate revenues to fund our expenses. Except for the existing $3,000,000 Facility described above which is substantially drawn upon, we have no other current arrangements in place with respect to financing. We are currently seeking new financing arrangements to provide the necessary capital to fund our operations and pursue our business strategy. There can be no assurances that additional financing will be available on acceptable terms, if at all. If additional financing arrangements are not obtained, we may be unable to fully fund our operations, pursue our business strategy, take advantage of new opportunities, develop or enhance our products, or respond to competitive pressures and financial or marketing hurdles. Such inability could have a materially adverse effect on our business, operating results and financial condition. Moreover, the estimated cost of the proposed expansion of our production and marketing activities is subject to numerous uncertainties, including the problems, expenses, difficulties, complications and delays, many of which are beyond our control, frequently encountered in connection with the establishment and development of new business activities, and may be affected by the competitive environment in which we are operating. Accordingly, there can be no assurance that we will complete the proposed expansion of our production and marketing activities described herein.

         Our management believes that upon full implementation of our business plan, sufficient revenues will be generated to meet operating requirements. However, no assurance can be given that such goal will be obtained or that any expected revenues will be realized.

                                HISTORY OF VIANET

         Our business began as Vianet Technologies, Inc., a Delaware corporation formed in March 1998 ("Vianet Delaware"). In March 1999, Vianet Delaware merged with and into Radar Resources, Inc., a Nevada corporation ("Radar"). Radar was incorporated in the state of Utah under the name Radar, Inc. n April 1986. In December 1993, Radar reorganized as a Nevada corporation named Radar Resources, Inc., retained the contractual obligations, shareholder rights and identity of the original Utah corporation and dissolved the Utah corporation. From its inception until March 1999, Radar had no business operations or history. Upon completion of Vianet Delaware's merger with Radar, Radar changed its name to Vianet Technologies, Inc ("Vianet") and began operating as our company.

         Prior to Vianet Delaware's merger with Radar, Vianet Delaware's business activities consisted primarily of planning to acquire Develcon Electronics Limited, an Ontario, Canada corporation ("Develcon"). Develcon specializes in networking products and systems. Vianet acquired Develcon subsequent on May 17, 1999.

         Shortly thereafter, in October 1999, Vianet consummated a plan of merger with Infinop Holdings, Inc., a Texas corporation specializing in data compression technology. Simultaneous with the merger, Infinop was renamed Vianet Labs, Inc.

         In December 1999, Vianet acquired PSI Communications Inc. ("PSI"), a privately held Delaware corporation, pursuant to an option agreement they had entered into earlier that year. In conjunction with the acquisition, PSI merged into a wholly owned Delaware subsidiary of Vianet, and changed its name to Vianet Access, Inc ("Vianet Access").

         In December 1999, we sold our Develcon subsidiary to Thorpe Bay Corporation, an Ontario company. As part of the agreement, we retained an exclusive license to market Develcon's Athena product lines to Fortune 100 companies based in the United States, as well as a non-exclusive license to market all of Develcon's product lines to other customers.

                                    BUSINESS

Overview

         We design and market advanced data compression technology and computer networking products that allow our customers to deliver integrated voice, video and data communication services to be used for network access, value-added services, and E-commerce applications.

         Our data compression products are designed to utilize patented wavelet compression techniques that allow for the delivery of high quality video, multimedia content and data over the Internet with less expense, delay and bandwidth usage. We believe that this technology allows us to provide our customers with a competitive advantage by providing high quality desktop video applications at high data transfer rates. We intend to utilize this technology as the foundation for our value added services, Internet and E-commerce business, and we expect this technology to serve as our main focus for future expansion. Our objective is to become a leading provider of enabling technology and applications that allow customers to capitalize on the Internet's rapid growth as a commercial forum.

         We also develop, manufacture and sell computer fiber optic networking products, communications technologies. Our networking products use proprietary technology as well as technology licensed from our former subsidiary, Develcon Electronics, Ltd. These products enable efficient inter- and intra- networking with high-throughput communications, and they provide a global customer base in our targeted network access markets.

         We believe that our combined product portfolio will allow us to excel in the network access, Internet, E-commerce, and value added services market segments. We intend to continue our development as a serious competitor in these and other niche market segments in the burgeoning communications marketplace.

Compression Technology Products, E-Commerce and Value Added Services

         We develop and sell data compression technologies for software and hardware applications, utilizing a patented wavelet compression technique. Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression uses dramatically less bandwidth, costs less and yields higher quality Internet video and still imagery than conventional techniques. In addition, this technology is flexible enough to be used in a variety of compression products for many types of data. Our key products include the Lightning Strike suite of products that include the following:

     o LS Video Messenger - a product that enables users to send V-Mail, which consist of the E-mailing of a video file;
     o    LS Video Interactive - a Video Conferencing product;
     o LS Power Zoom - a product that allows a user to zoom and pan on still images; and
     o LS Video Stream - a streaming video product that allows users to view video on demand.

         All of these products utilize our wavelet technology, and offer customers high quality desktop video applications at high speeds. Our technology will serve as the foundation for our value added services and E-commerce business.

         We intend to market these products to the Internet, E-Commerce and value added services market segments in unique applications such as video mail, video on demand streaming, real time streaming video and IP video conferencing. We believe that these value added services afford customers a distinct competitive edge by allowing high quality desktop video applications to be delivered at high speeds.

Networking and Communications Products

         We also design, manufacture and sell networking products and systems. We produce fiber optic access equipment and specialize in the application of access and exchange technologies to improve network efficiency and reliability. We focus on the commercial multimedia communications and telecommunications markets by providing equipment that interfaces carrier access and enterprise fiber optic networks. Our current product lines, including the Starpoint fiber optic multiplexer, offer communications companies high bandwidth technology to reach consumer markets more efficiently. We market these technologies to communications companies seeking to interface carrier access and enterprise fiber optic networks. In the future, we plan to integrate our proprietary technology and technology exclusively licensed from our former subsidiary, Develcon, to expand our network access product lines.

Industry Background

         In the last several years, personal computers have become a mainstay in the home and workplace. This growth has increased the need to share information among users and has given rise to a rapidly expanding data networking and communications industry.

         Our data networking products supply multiprotocol information transport platforms that manage and distribute voice, data and video streams across fiber optic networks. These types of products are typically utilized by public networks, telecommunications and cable companies, but are the future for all business and home data, voice and video communication.

         Our data compression products include hardware and software designed to allow high quality transmission of data using less bandwidth. Data compression techniques use mathematical and processing routines to reduce the amount of data required to represent an image. In compression, the pixels of an image are decorrelated from each other, coded using a mathematical set of values and decoded back to the original image. Data compression products aim to rapidly obtain maximum compression with minimum loss of data upon restoration. Efficient data compression is increasingly important as transmissions include more still and moving images. This is compounded in an E-commerce environment that is dependant upon the detail of images and customers' ability to manipulate images for a "virtual" shopping experience.

Our Strategy

         We intend to develop a global company that focuses in three key areas of public and private networks:

     o    Network Access;
     o    Value-added services, and
     o    E-Commerce applications.

         We have built, and continue to build, a foundation to support these key objectives through our acquisitions of Vianet Access, Inc. and Vianet Labs, Inc. These acquisitions have provided us with advanced technologies that help access networks and exchange networks operate and interact efficiently and reliably. In addition, they have positioned us to supply the emerging commercial telecommunications with innovative and cost effective integrated access device
(IAD) solutions to public access providers and private network and enterprise network operators.

         Our short term plans focus on the following key areas:

o integrating our subsidiaries' operations into our overall operations; o completing to delivery of an initial product line; and o increasing the market penetration of our Internet access, video and bandwidth products.

Our long-term plans focus on the following key areas:

     o integrating product development, manufacturing and marketing between our subsidiaries;
     o    seeking and identifying potential acquisition targets; and
     o    raising additional capital to fund our proposed activities.

         As the portfolio of our products and technologies evolves, we will focus on potential acquisition targets to provide enabling technologies for video server companies, multimedia integrators and developers, as well as additional access technologies.

Products and Services

         The following is a summary of the products and services that we are currently provide, or are developing, in our target markets of network access, value added services and E-commerce:

                                Vianet Product and Service Areas By Market Segment
--------------------------------------------------------------------------------------------------------------------
            Network Access                      Value Added Services                        E-Commerce
--------------------------------------- -------------------------------------- -------------------------------------

          Fiber Access Nodes                      Image Compression                       Image Zooming
            Voice over IP                     Voice and Data Streaming                  Image Compression
              ADSL, ISDN                      Real Time Streaming Video              Voice and Data Streaming
             T1, E1, V.35                            Video Mail                     Real Time Streaming Video
                                                    Voice over IP                           Video Mail
                                                 Facial Recognition                       Voice over IP

         In addition to the foregoing, we have an exclusive license to market products and source code for the product lines of our former subsidiary, Develcon. Such license covers the Athena product lines to Fortune 100 companies based in the United States, as well as a non-exclusive license to market all of Develcon's product lines to other customers worldwide. In the future, we plan to integrate our proprietary technology and the technology that we have exclusively licensed from our former subsidiary, Develcon, to expand our network access product lines.

         Compression Technologies and Products

         Our patented wavelet compression techniques deliver video, multimedia and data at higher compression ratios, increased transmission speeds, improved image quality rate and lower cost than similar products currently on the market. Wavelet technology provides a flexible tool for the following applications:

     o    E-retail zooming;
     o    real time streaming video;
     o    IP video conferencing;
     o    video mail;
     o    image compression; and
     o    multimedia communication and storage value added services.

We believe that these value added services afford customers a competitive edge by allowing unparalleled desktop video applications to be delivered at high speeds.

         We currently provide the following visual and compression technologies for bandwidth-conscious multimedia enterprises seeking efficient Inter- and Intranets for their business:

                                     Visual and Compression Technology Products

  -----------------------------------------------------------------------------------------------------------------

  Store and Forward Video                Video Conferencing-                  Imagery-

  Mail and Visual Notification                    IP-based wavelet                 24 Bit Color

  Facial Recognition                              323 video conferencing           Grey

  Enhanced Zooming                       Real Time Video                           Non-Uniform

  -----------------------------------------------------------------------------------------------------------------

         Our key products include the Lightning Strike suite of products that include the following:

     o LS Video Messenger - a product that enables users to send V-Mail, which consist of the E-mailing of a video file;
     o    LS Video Interactive - a Video Conferencing product;
     o LS Power Zoom - a product that allows a user to zoom and pan on still images; and
     o LS Video Stream - a streaming video product that allows users to view video on demand.

         These product lines serve as the foundation for our value added services, Internet and E-commerce business, and are currently our main focus for future expansion. We intend to develop similar video and data compression products to differentiate customers from their competitors and capitalize on the Internet's commercial potential.

         We design and sell fiber optic networking products that carry a myriad of voice, data and video streams. We offer a full line of multiprotocol information transport platforms for SDH/SONET optical backbones in public and private networks. These products include add-drop multiplexers ranging from STM-4/OC-12 to STM-1/OC-3 bandwidths, as well as Digital Loop Carriers (DLC's).

         Starpoint

         Our main fiber optic networking products is the "Starpoint," a full-feature DLC that incorporates V5.2 compliance, a Cross Connect and add/drop multiplexer functionality in one unit. This fiber optic multiplexer allows efficient transmission of voice, data and video channels from backbone equipment to network users. The product uses the latest V5.2 standards, as established by the International Telecommunications Union, and offers more network node locations than any other competitor, at a significantly lower price. Starpoint supports communication using Bellcore and ITU-T standard voice and data interfaces over fiber optic T1 and E1 connections and has the ability to add interfaces, such as ISDN, BRI/PRI, xDSL, Ethernet, POTS (voice), Payphon and video, with an upgrade path to a full SONET/SDH compliance. In addition, because it is the first SONET/SDH/V5.2 compliant product to use cross-connects and slick 96 based DLC architecture, its small footspace permits installation in more confined areas than normally required for such units.

         Our product line serves as the foundation for our public and private network access business. We intend to expand this business, particularly in foreign markets where we believe demand for such products is increasing.

Computer Networking Products

         Athena Product Lines - Edge and Central Site Communications and Multi-Protocol Access

         We have an exclusive license to market Athena products and the source code for the Athena product line to Fortune 100 companies based in the United States.

         The Athena platform, introduced in 1994, is an edge and central site communications system that offers a flexible, scalable platform for the integration of switching, routing and network access services. Athena supports various computing environments and networking technologies and allows clients to optimize and expand existing networks cost effectively. Athena can simultaneously support Ethernet and Token Ring LAN interfaces, IP/IPX routing, transparent bridging, legacy protocols and services such as Frame Relay, X.25, PPP and ISDN. Network carriers often adopt Athena as an Edge Switch for the periphery of existing higher-speed networks, including branch office networks supporting mission critical applications.

         Athena Access, released in 1998, is a voice/data communication product for branch office access. Athena Access utilizes advanced voice compression technologies to transport voice traffic over public frame relay networks, or IP networks such as the Internet. The product affords clients exceptional voice clarity and significant long distance cost savings over public telephone networks. Like all Athena products, Athena Access has integrated routing functionality, frame relay switching, X.25 switching, legacy protocol access and ISDN capabilities.

         Orbiter Product Lines - Ethernet Access Routers

         We also have a non-exclusive license to market the Orbiter product lines worldwide. Develcon's Orbitor family of Ethernet Access Routers provides routing solutions for small- to medium-sized offices.

         The Orbitor 500 allows small office and home office users to combine data and voice traffic over a single ISDN access line for cost-effective access to the Internet, corporate Intranets and remote corporate computing facilities.

         The Orbitor 530 provides the full-featured performance and functionality of large office access routers in a compact platform priced for small office budgets. The Orbitor 530 provides access to both frame relay and IP networks such as the Internet.

         The Orbitor 5100 is modular access router designed to provide safe, secure, and reliable network access for branch office locations. The Orbitor 5100 offers advanced link management features to deliver maximum performance and uptime in critical network environments.

         The Orbitor 6100 Central Site Router is a central office router that supports up to fourteen lines using any combination of frame relay, leased line or ISDN services.

         We plan to integrate our proprietary technology with the technology exclusively licensed from our former subsidiary, Develcon, to expand our network access product lines.

Manufacturing

         We intend to manufacture our products through a full service manufacturing partner with facilities and daily operations employing Bellcore reliabilty standards. Our engineering is responsible for interpreting all specifications for products built by the manufacturing subcontractors and resolves all manufacturing issues with customers. Our Quality Assurance is responsible for the certification of all our operations and our subcontractor's quality standards. We establish workmanship specifications, certify personnel, and maintain the necessary audits to monitor total compliance. In addition, we determine the best methods to monitor quality indices and will implement closed loop corrective actions. This monitoring extends to all levels of our company.

Customers

         While our subsidiaries do not currently share customers, we plan to create a national accounts organization to represent all of our product lines to distribution channels.

         Our customers include Internet Service Providers, Video Conferencing Providers and Specialized Service Providers. These customers employ our technology to provide multi-media services and I/P videoconferencing to broadband ISP customers.

         We plan to use a combination of distribution channels, including value-added OEM Integration, private label agreements, high volume distribution and high-end direct account sales.

Competition

         We expect to face increased competition, particularly price competition, from other telecommunications equipment and technology providers. These vendors may develop products with functionality similar to our products or may provide alternative network solutions. Our OEMs may also compete with us by selling their own current products or products that they may develop, as well as selling products that they purchase from us. In addition, current and potential competitors may establish cooperative relationships among themselves or with third parties to develop and offer competing products.

         Many of our current and potential competitors have longer operating histories and substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger installed customer base, than us. Consequently, these competitors can devote greater resources to the development, promotion, sale and support of their products. In addition, competitors with a large installed customer base may have a significant competitive advantage over us. Accordingly, these potential customers may not consider or evaluate our products

         We believe that we must invest significant resources in developing new products, enhancing current products and maintaining customer satisfaction to remain competitive. If we fail to do so, our products may not compete favorably with our competitors' products, and our business could be materially adversely affected.

         It is also common in the networking industry for competitors to acquire companies to introduce new products or emerging technologies. Consequently, competitors with larger market capitalizations or cash reserves than us will be better positioned to acquire new technology or products capable of displacing our product lines. If we fail to effectively introduce new products and enhancements on a timely basis, our business may be materially adversely affected.

Marketing, Sales and Distribution

Sales

         We market our compression technology products to the following market segments:

     o high speed quality image delivery in closed or open (Java) environments;

     o enhanced zooming to E-Commerce enterprises, particularly retail merchandise companies selling products in an electronic commerce environment; and

         We have a direct sales and marketing force of seven persons. We intend to increase this number in the first two quarters of 2000 as we release our products.

         We utilize five in-house sales specialists to develop sales through distribution network channels and direct accounts. Our initial sales strategy focuses sales coverage to key accounts in the following principal target market segments:

          o    Asia Pacific telecommunications companies,
          o    power utilities,
          o    metropolitan fiber optic networks,
          o    private business, and
          o    military facilities.

         We believe that deregulation in the Asia Pacific and Latin American countries will play a key role in our sales in the years 1999 and 2000. As these countries update and upgrade their telecommunications systems we believe digital loop carrier products will be essential to deliver services to end users. In addition, we are currently cultivating customer relationships through customer funding programs and development projects with an Asian Pacific telecommunications provider.

Distribution

         We utilize a multi-channel strategy in distributing our products and services. In general, these channels include:

         o Value-Added OEM Integration;
         o Private Label Agreements;
         o High Volume Distribution; and
         o High-End Direct Account Sales.

         We currently have distribution channels in North America and Asia, and are seeking additional distribution channels in Western Europe, Mexico and South America.

         We intend to sell our compression technology products using partners, joint ventures, OEM arrangements, integrators and direct sales.

         We are currently positioning ourselves internationally through OEM, Private Label and High Volume Distribution partners. To that end, the subsidiary has partnered with the following distribution outlets:

          o Opicom Co., Ltd., a major supplier of telecommunications and DLC test equipment in Korea;
          o BOCOM, a major supplier of telecommunications and DLC test equipment in China;
          o Customer Premise Equipment (CPE) suppliers of T1, voice and data interface equipment in and
          o Large System suppliers such as Harris, TRW, Hughes, SAIC, Phillips and Singapore Technologies.

         We are also pursuing relationships with distribution channels in Australia, Mexico and Malaysia/Singapore. Domestically, we intend to target Inter-Exchange Carriers and suppliers of wireless communications equipment.

Product Liability Insurance

         We carry product liability insurance coverage on its products in the amount of $2,000,000.

Employees

         As of January 1, 2000, we employed 44 full-time employees, one part-time employee and seven consultants.

Facilities

         Our executive offices are located at 83 Mercer Street, 3rd Floor, New York, NY 10012.

         Vianet Labs' headquarters are located at a 9,000 square foot leased facility in Denton, Texas. Vianet Labs' lease on the facility ends in June 2000.Vianet Labs intends to renew such lease upon its expiration.

         Vianet Access is headquartered in Plano, Texas, and leases a 5,000 square foot facility. Vianet Access' lease on the facility ends on December 31, 2000. Vianet Access intends to renew such lease upon its expiration.

Legal Proceedings

         We are not a party to any material legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

The executive officers, directors and key executives of Vianet, and their ages as of January 1, 1999, are as follows.

          NAME           AGE                       POSITION
          ----           ---                       --------
Jeremy T.G. Posner        53          Chairman of the Board, Vianet
Peter Leighton            46          President, Chief Executive Officer,
                                         Director, Vianet
Bruce Arnstein            43          Chief Operating Officer, Vianet
Vincent Santivasci        28          Chief Financial Officer, Vianet
Robert H. Bailey          56          Director, Vianet
Darrell J. Elliot         49          Director, Vianet
F. Paul Whitlock          56          Director, Vianet


Set forth below is a biographical description of each director and senior executive officer of Vianet based on information supplied by each of them.

         Peter Leighton, a co-founder of Vianet, has been President and Chief Executive Officer of Vianet since its inception. From 1989 to 1997, he was the Chief Executive Officer of Intelect Communications, Inc. While he was with the company, he and Mr. Posner oversaw a series of restructurings, acquisitions, financings and dispositions that transitioned Intelect from the firearms industry to the technology sector. He has over fifteen years of experience working with companies in the US, Europe and South America. He holds a Chartered Accountant of the Canadian Institute of Chartered Accountants and has a B.Sc. Engineering Science degree from Exeter University in England.

         Jeremy Posner, a co-founder of Vianet, has been the Chairman of Vianet since its inception. From 1988 to 1997, Mr. Posner was a Senior Vice President and Director of Intelect Communications Inc. During this period, Mr. Posner worked closely with Mr. Leighton to reposition the company in the technology sector. Prior to joining Intelect, Mr. Posner headed an international investment group where he assisted emerging companies, raised venture capital and assisted with the development of companies. Mr. Posner holds a MBA form York University, Toronto Canada, and a Bachelors of Law from the University of Birmingham, England.

         Bruce M. Arnstein joined Vianet as Chief Operating Officer in May 1999. From 1988 to 1999 Mr. Arnstein managed the Business and Information Consulting Divisions of the following accounting firms; Edward Isaacs & Company LLP, Mahoney Cohen & Company and David Berdon & Co LLP. Prior to that Mr. Arnstein was the Director of Operations of the Goelet Corporation, an investment company, and managed the Consulting Practice for one of Arthur Andersen's offices. He holds a Bachelor of Science in Industrial Engineering from Lehigh University.

         Vincent Santivasci joined Vianet as Chief Financial Officer in August 1999. He is a member of the American Institute of Certified Public Accountants and is registered with the National Association of Securities Dealers in the United States of America as a General Securities Representative and a General Securities Principal. Mr. Santivasci acted as Director, Officer and General Securities Principal for three international investment companies while serving as an Account Manager for Leeds Management Services Limited in Bermuda from July 1997 to July 1999. Prior to his employment at Leeds Management, Mr. Santivasci held a supervisory audit position with Arthur Andersen LLP. Arthur Andersen LLP employed him in 1993, upon completion of his Bachelor of Science in Accounting from the University at Albany.

         Robert H. Bailey has been a Director of Vianet since inception. For more than ten years, Mr. Bailey has been Vice President of AMS Planning & Research Corporation, a consulting firm specializing in the planning and development of arts and entertainment facilities, market research and strategic and long range planning.

         Darrell J. Elliot has been a Director of Vianet since inception. Mr. Elliot is also the President and Chief Executive Officer of Isuma Strategies Inc., a financial consulting firm. Previously, Mr. Elliott was Vice President of Western Region of Royal Bank Capital Corporation, a venture capital subsidiary of the Royal Bank of Canada.

         F. Paul Whitlock has been a Director of Vianet since inception. Mr. Whitlock is the founder and Director of NetGain Consulting Limited, a UK based firm providing management consulting and project management services to the telecommunications industry. He was previously a Director of Consultancy Services, Nortel Europe and Business Planning Manager for Nortel Integrated Networks.

         In addition, the following have joined Vianet as of the completion of the respective acquisitions:

Director and Executive Compensation

         Each Director's term of office lasts until the next annual meeting of stockholders where a successor is elected and qualified or until the Director's earlier death, resignation or removal from office. Executive Officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

         During the fiscal year ended December 31, 1998, no remuneration was paid by Radar to any of its officers or directors, except that they were entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses if any, made on Radar's behalf in the investigation of business opportunities. None of the individuals who were officers or directors of Radar prior to the Vianet/Radar Merger are currently officers or directors of Vianet.

         The following table sets out annual compensation, long-term compensation and all other compensation awarded to Vianet Delaware's Chief Executive Officer and the other most highly compensated executive officers (the "Named Executive Officers"), during its fiscal year ended December 31, 1999 and 1998. The Named Executive Officers of Vianet Delaware are currently the executive officers of Vianet.




----------------------------- ------------- --------------------------------------- ----------------- --------------
                                                     Annual Compensation            Long Term
                                                                                    Compensation
----------------------------- ------------- --------------------------------------- ----------------- --------------
Name and Principal Position   Year Ended      Salary       Bonus     Other Annual   Securities        All Other
                              December 31                            Compensation   under Options     Compensation
                                                                                    Granted, (#) (2)
----------------------------- ------------- ------------ ---------- --------------- ----------------- --------------

Peter Leighton,                   1999       $125,000     $ ------      $ ------         -------          ------
  President and Chief             1998       $------ (1)  $ ------      $ ------         200,000          ------
  Executive Officer

----------------------------- ------------- ------------ ---------- --------------- ----------------- --------------

Jeremy Posner,                    1999       $ 75,000     $ ------      $ ------         -------          ------
  Chairman                        1998       $------ (2)  $ ------      $ ------         200,000          ------

----------------------------- ------------- ------------ ---------- --------------- ----------------- --------------

(1) As of July 1, 1999, Mr. Leighton's annual salary from Vianet is $250,000 and Mr. Posner's annual salary from Vianet is $150,000.
(2) The number of securities under options granted reflects the number of Vianet Shares that may be purchased upon the exercise of such options.

Employment Agreements

     Messrs. Leighton and Posner's salaries from Vianet for the fiscal year ending December 31, 1999 are $125,000 and $75,000, respectively, and for the fiscal year ending December 31, 2000 (subject to Board approval) will be $250,000 and $150,000, respectively. Except for the foregoing terms, Vianet has not entered into other employment agreements with any of the Named Executive Officers.

         In connection with the PSI acquisition, the Company entered into two year employment agreements with PSI's principal shareholders which provides for aggregate annual compensation of $675,000.

Stock Option Plans

     Vianet

     Our Board of Directors has adopted, subject to shareholder approval, an Employee Stock Incentive Program (the "Program"), which will be administered by our Board of Directors. The Program provides for the granting of options to key employees, directors and officers of Vianet to purchase shares of common stock of Vianet at prices equal to the market value of the Vianet's common stock on the business day immediately preceding the date on which an option is granted or at any other price the Board of Directors of Vianet may determine. The Program provides for the granting of options as incentive stock options under the United States Internal Revenue Code.

     As of December 1, 1999, options to purchase 200,000 Common Shares were issued, subject to shareholder approval. Nominal consideration was received by us for the granting of options. No options to purchase Common Shares have been exercised under the Program since its inception. The Program requires that the exercise price be paid in full at the time of exercise.

     Vianet Delaware

     Vianet Delaware's Employee Stock Incentive Program (the "Program") was administered by Vianet Delaware's Board of Directors. The Program provided for the granting of options to key employees, directors and officers of Vianet Delaware to purchase shares of common stock of Vianet Delaware at prices equal to the market value of the Vianet Delaware's common stock on the business day immediately preceding the date on which the option was granted or at any other price the Board of Directors of Vianet Delaware may have determined. The Program provided for the granting of options as incentive stock options under the United States Internal Revenue Code.

     As a result of the Vianet Delaware's merger with Radar, the outstanding options to purchase shares of Vianet became options to purchase an aggregate of 560,000 shares of Vianet's common stock. Such options were outstanding and held by an aggregate of six directors and employees at the time of the Vianet Merger. Nominal consideration was received by Vianet Delaware for the granting of the options. To date, none of the options to purchase Vianet shares have been exercised. The options require that the exercise price be paid in full at the time of exercise.

         The following table sets out certain information with respect to options to purchase Vianet Shares (after taking into consideration the effect of Vianet Delaware's merger with Radar) granted by Vianet Delaware to the Named Executive Officers of Vianet Delaware during the fiscal year ended December 31, 1998:

                                       % of Total                         Market Value of
                     Securities     Options Granted                          Securities
                        Under       to Employees in    Exercise Price    Underlying Options
                       Options       Financial Year     ($/Security)    on the Date of Grant
       Name            Granted                                              ($/Security)         Expiration Date
------------------- -------------- ------------------- ---------------- --------------------- ----------------------
Peter Leighton         200,000           45.5%              $1.00              $1.00            December 31, 2009
Jeremy Posner          200,000           45.5%              $1.00              $1.00            December 31, 2009


                             Principal Stockholders

         The following table sets forth the beneficial ownership of the Common Stock of Vianet, as of February 9, 2000, for (a) each person who is known by Vianet to beneficially more than five percent (5%) of Vianet's Common Stock; (b) each of Vianet's directors; and (c) all directors and executive officers as a group:


                                    Outstanding Common Stock Beneficially Owned
--------------------------------------------------------------------------------------------------------------------

    Name and Address of
     Beneficial Owner**            Number of Shares of Common Stock               Percentage of Voting Stock
     -----------------            --------------------------------               --------------------------
Jeremy T.G. Posner                            2,280,829(1)                                   14.3%
Peter Leighton                                2,300,000(2)                                   14.5%
Bruce Arnstein                                   48,899(4)                                       *
Vincent Santivasci                                6,666(5)                                       *
Elizabeth Disiere                                40,000(6)                                       *
Robert H. Bailey                                    470(3)                                       *
Darrell J. Elliot                                     0(3)                                       0
F. Paul Whitlock                                      0(3)                                       0

 * Less than one percent.
** The addresses for each Officer and Director is c/o Vianet Technologies, Inc.,
   83 Mercer Street, 3rd Floor, New York, N.Y. 10012.
(1) Includes (i) an aggregate of 2,048,309 shares owned by entities controlled by Jeremy Posner, and (ii) 232,520 shares which may be issued pursuant to warrants and options owned by Mr. Posner, which options are currently exercisable.
(2) Includes (i) 1,800,000 shares owned by entities controlled by Peter Leighton and his wife, and (ii) 500,000 shares that may be issued pursuant to warrants and options owned by Mr. Leighton, which options are currently exercisable.
(3) Does not include 40,000 shares which may be issued under outstanding stock options, which shares are not exercisable and subject to a three year vesting period.
(4) Does not include 150,000 shares which may be issued under outstanding stock options, which shares are not exercisable and subject to a three year vesting period.
(5) Does not include 50,000 shares which may be issued under outstanding stock options, which shares are not exercisable and subject to a three year vesting period.
(6) Includes 40,000 shares which may be issued under outstanding stock options. These outstanding options are fully vested.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of Vianet at February 9, 2000 on a pro forma basis adjusted to reflect the issuance of (i)11,422,644 shares upon the exercise of outstanding class A, B and C common stock purchase warrants and (ii)3,208,132 shares upon the exercise of other outstanding warrants and options, all of which shares are included in this prospectus.



                                                    Shares                             Shares
                                                 beneficially                       beneficially
                                                    owned                               owned
                                                   prior to           Shares            after
            Selling stockholders                 the offering        offered         the offering
            --------------------                 ------------        -------         ------------

Adrienne Grossman                                    33,332            33,332               --

Amy Kuriloff                                         66,664            66,664               --

Blvd. Anesthesia Associates P.C. Pension             66,664            66,664               --
Plan DTD 1/1/89 FBO Dr. Alex Weingarten

Blvd. Anesthesia Associates P.C. Pension             66,664            66,664               --
Plan DTD 1/1/89 FBO Dr. Stuart Wollman

E.C.G. Pension Plan                                 133,332           133,332               --

Eric Fessler                                        133,332           133,332               --

Hallman and Lorber Profit Sharing Plan               66,664            66,664               --

Harry Adjm                                          133,332           133,332               --

Herbert Spielman                                     66,664            66,664               --

Holzer Family Trust                                 133,332           133,332               --

Jeffrey S. Podell Retirement Plan                    66,664            66,664               --

Keith Kantowitz                                      66,664            66,664               --

Kenard G. Strauss                                    66,664            66,664               --

Kerry Propper                                        66,664            66,664               --

L.C. Quick Jr. Descendants Trust, Under             133,332           133,332               --
Agreement Dated March 11, 1993, F.B.O. Peter
Quick, Raymond A. Vogel Trustee
Leonard Novick                                       66,664            66,664               --

Leslie C. Quick, III                                266,664           266,664               --

Louis Calderone                                      66,664            66,664               --

Bear, Stearns Securities Corp.                       33,332            33,332               --
F.B.O. Malcolm Basner
Marc Berger                                          66,664            66,664               --

Matthew Silverman; Susan A. Silverman                66,664            66,664               --

Michele Pesner                                       33,332            33,332               --

Midas Finance, Inc.                                 533,328           533,328               --

Bear, Stearns Securities Corp.                       66,664            66,664               --
F.B.O. Norman Basner

Bear, Stearns Securities Corp.                      133,332           133,332               --
F.B.O. Phyllis Charash

Richard Hahn & Birget Feldman Hahn JTWROS           133,332           133,332               --

Richard Rostholder                                   66,664            66,664               --

Robert Eide                                          66,664            66,664               --

Bear, Stearns Securities Corp.                       66,664            66,664               --
F.B.O. Robert Frome


                                                    Shares                             Shares
                                                 beneficially                       beneficially
                                                    owned                               owned
                                                   prior to           Shares            after
            Selling stockholders                 the offering        offered         the offering
            --------------------                 ------------        -------         ------------


Roger Fisher                                         66,664            66,664               --

Ruth Greenwald                                       66,664            66,664               --

Stacey Cohen                                         66,664            66,664               --

Steve Rotter                                        133,332           133,332               --

Susan Zoref                                         133,332           133,332               --

Robert Eide                                          44,000            44,000               --

Robert Eide                                          14,520            14,520               --

Howard Lorber                                        14,520            14,520               --

Martin Bier                                           2,204             2,204               --

Frederic Greenwald                                    6,376             6,376               --

Malcolm Basner                                        6,376             6,376               --

Bruce Arnstein                                      133,332           133,332               --

Peter Ianace                                        199,996           199,996               --

William Bossung                                     333,328           333,328               --

John Schaunfield Family Limited Partnership         533,328           533,328               --

Herbert Spielman                                     33,332            33,332               --

Bear, Stearns Securities Corp.                       33,332            33,332               --
F.B.O. Malcolm Basner

Marc Berger                                          66,664            66,664               --

Matthew Silverman & Susan A. Silverman               66,664            66,664               --

Richard Rostholder                                   66,664            66,664               --

Robert Eide                                          66,664            66,664               --

Blvd. Anesthesia Associates P.C. Pension             66,664            66,664               --
Plan DTD 1/1/89 FBO Dr. Chunil Ruder

Blvd. Anesthesia Associates P.C. Pension             66,664            66,664               --
Plan DTD 1/1/89

Robert T. Martin                                     33,332            33,332               --

Kenneth T. Lurich, Jr. and Madolyn Lurich,           66,664            66,664               --
JT TEN

Richard Arnstein                                     66,664            66,664               --

Tehan Oh                                            799,992           799,992               --

Chris Chon                                          266,664           266,664               --

Chris K. Kim                                         79,996            79,996               --

Seong K. Kim                                         66,664            66,664               --

Young-kon Lee                                        66,664            66,664               --

Jin-soo In                                           53,332            53,332               --

Thomas F. Grassi                                     66,664            66,664               --

Ted Grassi                                           66,664            66,664               --

Bear Stearns Securities Corp F.B.O. Vincent          66,664            66,664               --
G. Chase IRA

John Romano                                          66,664            66,664               --

Julie Assael                                         33,332            33,332               --

A.G. Edwards C/F Michael S. Weber                   133,332           133,332               --

Georgetown Vianet Partnership                     1,066,656         1,066,656               --

Louis Calderone                                      66,664            66,664               --


                                                    Shares                             Shares
                                                 beneficially                       beneficially
                                                    owned                               owned
                                                   prior to           Shares            after
            Selling stockholders                 the offering        offered         the offering
            --------------------                 ------------        -------         ------------



R.P. Associates, LLC                                133,332           133,332               --

Kerry Propper                                        66,664            66,664               --

Kenneth Perlman                                      66,664            66,664               --

Louis Perlman                                        66,664            66,664               --

Robert Eide                                          61,596            61,596               --

Howard Lorber                                        17,596            17,596               --

Malcolm Basner                                        8,796             8,796               --

Vincent Testaverde                                  266,664           266,664

Mark D. Bosses                                       66,664            66,664               --

Blvd. Anesthesia Associates P.C. Pension             33,332            33,332               --
Plan DTD 1/1/89 FBO Dr. Stuart Wollman

Blvd. Anesthesia Associates P.C. Pension             33,332            33,332               --
Plan DTD 1/1/89 FBO Dr. Alex Weingarten

Blvd. Anesthesia Associates P.C. Pension             33,332            33,332               --
Plan DTD 1/1/89 FBO Dr. C.B. Ruder

MKB Associates Inc.                                  33,332            33,332               --

Martin Orenstein and Marjorie Orenstein              33,332            33,332               --
JTWROS

Fred Greco and Marcia Greco JTWROS                   33,332            33,332               --

Thorpe Bay Corporation                              533,328           533,328               --

Dermot Grady                                         53,332            53,332               --

Lee Richardson                                       26,664            26,664               --

Bruce Arnstein                                       13,332            13,332               --

Elizabeth Disiere                                    13,332            13,332               --

Lisa Jasicob                                         13,332            13,332               --

J.E. Shaunfield Limited Partnership                 266,664           266,664               --

Todd Grassi                                          53,332            53,332               --

Keith W. Abell                                       99,996            99,996               --

Accurate Office Supply, Inc.                         39,996            39,996               --

Charles P. Adkins                                    79,996            79,996               --

Thomas Barnett Revocable Trust U.A.D. 3/18/7        133,332           133,332               --

Harvey Bibicoff                                     199,996           199,996               --

Lori A. Bonaldi                                      39,996            39,996               --

Benjamin Brafman                                    119,996           119,996               --

E.B.M. Associates, Inc.                              19,996            19,996               --

E.B.M. Associates, Inc.                              33,996            33,996               --

Richard Etra and Kenneth Etra, JTWROS                59,996            59,996               --

Fairthorne Trading Limited                          106,664           106,664               --

James Favia                                          79,996            79,996               --

Mikhail A. Filimonov                                 31,996            31,996               --

Andrew Finkelstein                                   39,996            39,996               --

Eileen Freeman                                       39,996            39,996               --

Marc Freeman                                         79,996            79,996               --

Murray H. Gross                                      31,996            31,996               --

HK Partners                                          23,996            23,996               --

Anthony Heller                                      186,664           186,664               --


                                                    Shares                             Shares
                                                 beneficially                       beneficially
                                                    owned                               owned
                                                   prior to           Shares            after
            Selling stockholders                 the offering        offered         the offering
            --------------------                 ------------        -------         ------------


Mark Honigsfeld Revocable Living Trust               59,996            59,996               --

Vivian Ingrassia                                     79,996            79,996               --

Vadim M. Iosilevich                                  13,332            13,332               --

J.G. King                                            59,996            59,996               --

Otto R. Kozak                                        19,996            19,996

Lester Levine                                       119,996           119,996               --

Louis Libin                                          51,996            51,996               --

David Loewenstein                                   119,996           119,996               --

Melissa Mason                                        39,996            39,996               --

Kenneth J. McLeod                                   106,664           106,664               --

Lawrence and Ellen Newman JTWROS                     95,996            95,996               --

David Manning Pate                                  186,664           186,664               --

Natalia Oblonsky                                     26,664            26,664               --

Clinton T. Rubin                                    186,664           186,664               --

SGJ Limited                                         119,996           119,996               --

Steven & Lise Shankman JTWROS                        23,996            23,996               --

Dimitri Sogoloff                                     26,664            26,664               --

Dana Stetson                                         39,996            39,996               --

David L. Stetson                                    119,996           119,996               --

Susanne Tierney                                      39,996            39,996               --

Paul G. Tonon                                        51,996            51,996               --

Anthony Philip Towell                               119,996           119,996               --

Boris Volman                                        146,664           146,664               --

Ronald I. Wagner                                     39,996            39,996               --

Nancy Harvard                                       266,664           266,664               --

Vincent Santivasci                                   26,664            26,664               --

William A. Tollestrup                                39,996            39,996               --

Cleopas Angaye                                       35,185            35,185               --

Hua Chai                                             19,244            19,244               --

Hongyang Chao                                        37,471            37,471               --

Hong Chen                                            13,360            13,360               --

Siyuan Chen                                          30,232            30,232               --

Wanlong Li                                           10,293            10,293               --

Hongbing Lian                                        22,155            22,155               --

Clint Miller                                          9,871             9,871               --

Ming Wei                                             28,548            28,548               --

Lei Xuan                                              3,292             3,292               --

Dick Snyder                                         153,552           153,552               --

Dick Laible                                          26,323            26,323               --

John Senko                                            4,387             4,387               --

David Turnbull                                       65,808            65,808               --

Justine B. Mattos                                     2,194             2,194               --

Todd Viegut                                          51,550            51,550               --

Hongyu Li                                             3,290             3,290               --

Todd Viegut                                          43,872            43,872               --

Ann Bingham                                             548               548               --

Paul Taube                                            5,484             5,484               --

Paul Fisher                                          13,162            13,162               --

                                                    Shares                             Shares
                                                 beneficially                       beneficially
                                                    owned                               owned
                                                   prior to           Shares            after
            Selling stockholders                 the offering        offered         the offering
            --------------------                 ------------        -------         ------------
Mat Fisher                                            2,194             2,194               --

John Senko                                            4,387             4,387               --

Marcus Butler                                         2,194             2,194               --

Michael S. Webber                                     4,387             4,387               --

Jennifer Hamlet                                         548               548               --

Xaiodong Wu                                           2,194             2,194               --

Chris Brooks                                            548               548               --

Cheng Ni                                              2,194             2,194               --

Royal Bank Capital Corp.                            420,000           420,000               --

Neil Jamieson                                       147,966           147,966               --

Jeremy Posner                                        32,520            32,520               --

Socordia Limited                                    180,000           180,000               --

Valtrie Marketing                                    27,551            27,551               --

Ascom Zelcom A.G.                                     7,500             7,500               --

 Andrew Kurkulis                                     41,130            41,130               --

 Shelton Stillman                                    32,904            32,904               --

 Jennifer Flink                                     153,552           153,552               --

 Robert Reilly                                        8,226             8,226               --

 Albinias Kurkulis                                   16,452            16,452               --

 Daniel Murphy                                        8,226             8,226               --

 Carl Chaleff                                         8,226             8,226               --

 Richard Berg                                        16,452            16,452               --

 Gary Elkins                                          8,226             8,226               --

 Richard Snyder                                      65,808            65,808               --

 Paul Fisher                                        359,750           359,750               --

 Howard Fisher                                      269,812           269,812               --

 Craig Fisher                                       269,812           269,812               --

 Stephen Libowsky                                     8,226             8,226               --

 Patrick McClain                                     21,936            21,936               --

 Mort Meyerson                                       32,904            32,904               --

 Mark Slezak                                        115,886           115,886               --

 C2, LLC                                             28,963            28,963               --

 Vision Capital Partners LLC                         28,963            28,963               --

Pete Ianace                                          40,000            40,000               --

AJC Equities                                        400,000           400,000               --
Sichenzia, Ross & Friedman                           20,000            20,000

WorldCorp Management Group                          760,000           760,000               --

 Mull & Paige                                       100,000           100,000               --

 Midas Finance Inc.                                 300,000           300,000               --

Simmonds Capital Limited                            250,000           250,000               --

                              PLAN OF DISTRIBUTION

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the NASD OTC Electronic Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the NASD OTC Electronic Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commission or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Vianet

         On March 23, 1999, convertible demand notes payable of $2,909,272 to entities controlled by two officers and directors of the Company were converted into 2,739,272 shares of common stock at a ratio of one share for every $1 of principal amount. During the six months ended June 30, 1999, the Company repaid $200,000 and additional convertible demand notes of $30,000 were issued.

         In July 1999, we entered into a credit facility (the "Facility") with an entity controlled by our President and Chief Executive Officer. The Facility is in the amount of $3,000,000, of which approximately $2,700,000 has been drawn down as of the date of this Registration statement. The Facility bears interest at 10% per annum and monthly fees of $15,000. In addition, we issued Mr. Leighton's company 300,000 warrants exercisable at price of $3.00 to $5.00 in consideration of the Facility. The Facility is secured on all of our major assets, including the shares of Vianet Labs and Vianet Access, and is repayable on March 31, 2000. Vianet currently does not have the funds to repay the Facility and will not be able to repay the Facility without raising additional capital. We intend to negotiate an extension to the Facility but no assurances can be given that we will be able to complete such an extension on terms acceptable to us.

Vianet Delaware

         On December 31, 1998, Peter Leighton of Hamilton, Bermuda (formerly a director and officer of Vianet Delaware) transferred to Vianet Delaware ownership of 83,333 common shares of Take Two Interactive Software Inc. (having an original acquisition cost of US$458,332) at their market value as of that date of US$469,272. In consideration, Mr. Leighton received a Convertible Demand Promissory Note from Vianet of equal value. The Convertible Demand Promissory Note was convertible into Vianet Shares (after taking into consideration the Vianet/Radar Merger) at a price of US$1.00 per share (after taking into consideration the Vianet/Radar Merger) and, effective March 25, 1999, was converted into Vianet Shares.

         On December 31, 1998 Jeremy Posner of Jerusalem, Israel (formerly a director and officer of Vianet Delaware) transferred to Vianet Delaware ownership of a Promissory Note issued by Develcon on December 12, 1997 in the amount of US$530,000. In consideration, Mr. Posner received a Convertible Demand Promissory Note from Vianet of equal value. The Convertible Demand Promissory Note was convertible into Vianet Shares (after taking into consideration the Vianet/Radar Merger) at the price of US$1.00 per share and, effective March 25, 1999, was converted into Vianet Shares.

Develcon

         On December 2, 1997, Neil M. Jamieson, at the time a director of Develcon, loaned Develcon the amount of $750,000 and, on December 12, 1997, Jeremy Posner, at the time a director of Develcon, loaned Develcon the amount of US$530,000, in each case to provide funds required by Develcon to finance working capital to fund expected growth in revenues. Each such loan had an original term of one year, bears interest at the rate of prime plus 1.5% annually and is secured by a charge against all present and after-acquired personal property of Develcon. Develcon may, at any time commencing five months after the date of the advance of such loans, repay all or any part of the loans without penalty.

         In consideration for providing these loans, Develcon issued to each of Mr. Jamieson and Mr. Posner Develcon Warrants exercisable to purchase an aggregate of 1,000,000 Develcon Shares, at a price of $0.25 per share, for a period of five years. Develcon has the right to require the holders of these warrants to exercise such warrants in the event that the closing price of the Develcon Shares on the TSE exceeds $0.50 per share on each day of any period of 20 consecutive trading days. In addition, in the event that, at any time within six months after the date of the advance of the loans, Develcon raises aggregate gross proceeds of at least $2,000,000 in one or more financings and repays the full amount then outstanding under the loans, 500,000 of the Develcon Warrants held by each of the lenders will be cancelled.

         Effective December 2, 1998, Mr. Posner and Develcon entered into a debt extension agreement pursuant to which, among other things, Mr. Posner agreed to the postponement of Develcon's obligation to repay the US$530,000 debt owed to him by Develcon from December 12, 1998 to the earlier of January 5, 1999 and the demand by Mr. Posner for repayment of such debt.

         On December 31, 1998, Mr. Posner assigned to Vianet Delaware his loan to Develcon. Mr. Posner did not demand the repayment of such loan prior to its assignment and neither Vianet Delaware nor Vianet has demanded the repayment of such loan since its assignment, pending the completion of a business combination between Develcon and Vianet. The original terms of the loan from Mr. Posner to Develcon were not formally amended when the loan was assigned to Vianet Delaware.

         Effective December 7, 1998, Mr. Jamieson and Develcon entered into a debt extension agreement pursuant to which, among other things, Mr. Jamieson agreed to the postponement of Develcon's obligation to repay the balance of approximately $634,000 (including principal in the amount of $575,000) then owing to him by Develcon from December 2, 1998 to January 5, 1999.

         By agreement dated January 10, 1999, Mr. Jamieson agreed to the further postponement of the repayment of the amount owing to him by Develcon from January 5, 1999 to April 30, 1999, provided that Mr. Jamieson is satisfied, acting reasonably, that either Develcon and Vianet are working to enter into a merger agreement or Develcon makes principal payments to Mr. Jamieson of $150,000 at the time of the advance of the Loan, $200,000 on March 15, 1999 and $225,000 on April 30, 1999. Develcon made the required payments of $150,000 and $200,000. In connection with the further postponement of the repayment of Develcon's debt to Mr. Jamieson, Vianet agreed, subject to the completion of its business combination with Develcon, to grant Mr. Jamieson warrants to purchase 75,000 Vianet Shares at a price of US$4.00 per share for a period of two years.

                          DESCRIPTION OF CAPITAL STOCK

         The company has an authorized capital stock consisting of 100,000,000 Common Shares, $.001 par value, of which 16,658,576 shares are issued and outstanding.

Common Shares

         The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available. See "Dividend Policy." In the event of a liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

         The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully-paid and nonassessable.


Class A, B, and C Warrants

         As of February 9, 2000, Vianet had fully vested and exercisable outstanding Class A, B, and C warrants to acquire a total of approximately 10,396,209 shares of common stock,. The Class A Warrants are exercisable at a price of $2.00 per share; the Class B Warrants are exercisable at a price of $2.50 per share; and the Class C Warrants are exercisable at a price of $3.00 per share. The exercise prices of the Class B Warrants and Class C Warrants are equal to 125% and 150% respectively, of the Class A Exercise Price ($2.00). In the event that the closing price of the Company's common Stock is less than $2.00 on the effective date of this registration statement, then the Exercise Price of the Warrants shall be adjusted as to reflect the closing price of the Common Stock on that day, which shall be deemed the new Exercise Price. Any such readjustment in the exercise prices of the Warrants shall only apply to the unexercised portion of the Warrants.

         In addition, Vianet has placement agent warrants to purchase up to approximately 5.1 units, each unit consisting of 66,666 shares of common stock and a like number of Class A, B, and C Warrants.

Other Warrants and Options

         As of February 9, 2000, Vianet had other outstanding warrants and options to acquire approximately 5,670,482 (including options to purchase 598,467 common shares in connection with the acquisition of Infinop) shares of common stock, exercisable at prices ranging between $0.01 and $8.00.

Transfer Agent

         Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, will act as transfer agent and registrar for Vianet's securities.

                         SHARES ELIGIBLE FOR FUTURE SALE

Shares Outstanding And Freely Tradable After Offering.

         The Company currently has 16,658,610 shares of common stock outstanding of which approximately 2,000,000 shares are currently freely tradable. A further approximate 1,300,000 shares are freely tradable but subject to the terms of a lock up under which 20% become available for resale every six months. The 14,630,776 shares issuable upon the exercise of the warrants being registered in this prospectus by the Selling Shareholders from time to time in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" of the Company, as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144. All of the remaining 14,976,169 outstanding shares are "restricted securities" within the meaning of Rule 144 and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144. All of these restricted shares of common stock will become eligible for resale under Rule 144 one year from the date that the securities offered herein are declared "effective" by the Securities & Exchange Commission.
         Purchasers of units offered in Vianet's private placement, completed between December 1999 and February 2000, have agreed not to sell fifty percent (50%) of the common stock underlying their units for a period of six months from the effective date of this registration statement or upon Nasdaq listing, whichever occurs first (the "Lock-Up Period"). In any event, the Lock-Up Period will expire twelve (12) months from the date the securities offered therein were issued. Such purchasers may sell the balance of the common stock (fifty percent (50%)) upon effectiveness of this registration statement or at such time as the securities are available for resale under Rule 144, whichever occurs first.

Rule 144
         In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of the Company, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock (approximately 13,490,736 shares after this offering) and the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about the Company are satisfied. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

Certain United States Federal Income Tax Considerations

         The following describes the principal United States federal income tax consequences of the purchase, ownership and disposition of the common stock and the warrants and upon the exercise, redemption or expiration of the warrants by a warrant holder, that is a citizen or resident of the United States or a United States domestic corporation or that otherwise will be subject to United States federal income tax. This summary is based on the United States Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and existing and proposed treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This summary discusses only the principal United States federal income tax consequences to those beneficial owners holding the securities as capital assets within the meaning of Section 1221 of the Code and does not address the tax treatment of a beneficial owner that owns 10% or more of the common stock. It does not address the consequences applicable to certain specialized classes of taxpayers such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, or United States persons whose functional currency (as defined in Section 985 of the Code) is not the United States dollar. Persons considering the purchase of these securities should consult their tax advisors with regard to the application of the United States and other income tax laws to their particular situations. In particular, a U.S. Holder should consult his tax advisor with regard to the application of the United States federal income tax laws to his situation.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for the Company by Sichenzia, Ross & Friedman LLP, New York, New York.

                                     EXPERTS

         The financial statements of Vianet Technologies Inc., as of December 31, 1998 and for the period from March 20, 1998 (inception) to December 31, 1998 included in this registration statement have been audited by Edward Isaacs & Company LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Infinop Holdings, Inc., as of June 30, 1999 and 1998 and for the years then ended included in this registration statement have been audited by Edward Isaacs & Company LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Develcon Electronics, Ltd., as of August 31, 1998 and 1997 and for the years then ended, included in this registration statement have been audited by KPMG LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Changes in and Disagreements with Accountants

         In May 1999, Vianet and KPMG LLP mutually agreed to terminate their business relationship. The agreement to terminate the business relationship was determined to be final and effective as of June 30, 1999 only after discussions between the parties, which were completed on or about July 8, 1999. Vianet subsequently engaged Edward Isaacs & Company LLP as auditors. The Company's independent Audit Committee and Board of Directors unanimously approved the decision to retain Edward Isaacs & Company.

         KPMG was the principal accountants for Vianet from April 28, 1999 until June 30, 1999. During the time that KPMG was the Company's principal accountants, KPMG never issued a report on the financial statements of Vianet. Furthermore, during the time that KPMG was the Company's principal accountants, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report KPMG might have issued, except that the Form 8-K filed by the Company on June 7, 1999 did not include the opinion of the Company's principal accountants, and KPMG notified the Company that such report did not include disclosures regarding the fact that they believed that there was substantial doubt about the ability of Vianet to continue as a going concern. On August 17, 1999, Vianet filed a Form 8-K which included the audited historical financial statements for Vianet and the report of Edward Isaacs & Company LLP, the new principal accountants for Vianet, which report stated that there was substantial doubt about the ability of Vianet to continue as a going concern.

Financial Statements and Supplementary Data.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                        INDEX TO FINANCIAL STATEMENTS AND
                           OTHER FINANCIAL INFORMATION


                                                                                                            Page No.

    Historical Consolidated Financial Statements of
       Vianet Technologies, Inc. and Subsidiary:
           o    Independent Auditors' Report                                                                    F-2
           o    Consolidated Balance Sheets - December 31, 1998 and September 30,
                1999 (Unaudited)                                                                                F-3
           o    Consolidated Statements of Operations for the Period March 20,
                1998 (inception) to December 31, 1998 and the Nine Months ended
                September 30, 1999 and 1998 (Unaudited)                                                         F-4
           o   Consolidated Statements of Shareholders' Equity                                                  F-5
           o   Consolidated Statements of Cash Flows for the Period March 20,
                1998 (inception) to December 31, 1998 and the Nine Months ended
                September 30, 1999 and 1998 (Unaudited)                                                        F-6-7
           o    Notes to Consolidated Financial Statements

    Historical Consolidated Financial Statements of Develcon Electronics, Ltd. and Subsidiaries:              F-8-18
           o        Independent Auditors' Report                                                               F-19
           o        Consolidated Balance Sheets                                                                F-20
           o        Consolidated Statements of Operations                                                      F-21
           o        Consolidated Statements of Deficit                                                         F-22
           o        Consolidated Statements of Changes in Financial Position                                   F-23
           o        Notes to Consolidated Financial Statements                                                F-24-31

    Historical Consolidated Financial Statements of Infinop Holdings, Inc. and Subsidiaries:
           o        Independent Auditors' Report                                                               F-32
           o        Consolidated Balance Sheets                                                                F-33
           o        Consolidated Statements of Operations                                                      F-34
           o        Consolidated Statements of Deficiency in Shareholders' Equity                              F-35
           o        Consolidated Statements of Cash Flows                                                      F-36
           o        Notes to Consolidated Financial Statements                                                F-37-44

    Pro Forma Financial Information:
           o        Unaudited ProForma Balance Sheets and notes thereto                                       F-45-47
           o        Unaudited Pro Forma Statements of Operations and notes thereto                            F-48-49




                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders
Vianet Technologies, Inc.



We have audited the accompanying balance sheet of Vianet Technologies, Inc. as of December 31, 1998, and the related statements of operations, deficiency in shareholders' equity and cash flows for the period from March 20, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vianet Technologies, Inc. as of December 31, 1998, and the results of its operations and cash flows for the period from March 20, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a recently formed entity which is dependent upon its ability to obtain additional sources of financing to fund its working capital requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              /s/EDWARD ISAACS & COMPANY LLP


New York, New York
July 26, 1999

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                             December 31,         September 30,
                                                                                                 1998                  1999
                                                                                           ----------------      -----------------
                                                                                                                     (Unaudited)
                                               ASSETS
Current Assets:
     Cash and cash equivalents                                                                     $ 13,856              $ 15,617
     Marketable securities                                                                          669,268                     -
     Receivable from related party                                                                        -               201,084
                                                                                           ----------------      ----------------
             Total Current Assets                                                                   683,124               216,701
                                                                                           ----------------      ----------------

Net Assets of Discontinued Operations                                                                     -             5,726,577
                                                                                           ----------------      ----------------

Other Assets:
      Loans due from Develcon Electronics, Ltd.                                                   1,506,800                     -
      Loans due from Infinop Holdings, Inc.                                                               -               724,000
      Loans due from PSI Communications, Inc.                                                             -               300,000
      Deferred costs arising from the acquisition of Infinop Holdings, Inc.                               -               159,132
      Technology license, at cost less accumulated amortization of 1999: $90,000 and
         1998: $22,500                                                                              427,500               360,000
      Other                                                                                          65,375                 6,500
                                                                                           ----------------      ----------------

                                   Total Other Assets                                             1,999,675             1,549,632
                                                                                           ----------------      ----------------

                                                                                                $ 2,682,799           $ 7,492,910
                                                                                           ================      ================

        LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
    Accounts payable and accruals                                                                 $ 251,384           $ 1,345,642
    Convertible demand notes payable - related parties                                            2,909,272                     -
    Loans payable - related parties                                                                       -             2,201,517
    Payable to Director of the Company                                                                1,000                 1,000
                                                                                           ----------------      ----------------

                                Total Current Liabilities                                         3,161,656             3,548,159
                                                                                           ----------------      ----------------

Shareholders' Equity (Deficiency):
    Series A convertible preferred shares (1998: authorized, issued and outstanding
       250,000)                                                                                  1,000,000                      -
    Common shares, $0.001 par value, 100,000,000 shares authorized - 1,400,000 and
       9,140,886 shares issued and outstanding, respectively                                         1,400                 9,141
    Additional paid-in capital                                                                       2,100             8,561,956
    Subscriptions receivable                                                                      (990,500)                  (500)
    Accumulated deficit                                                                           (491,857)            (4,624,773)
    Accumulated other comprehensive loss                                                                                   (1,073)
                                                                                                          -
                                                                                           ----------------      ----------------

           Total Shareholders' Equity (Deficiency)                                                (478,857)            3,944,751
                                                                                           ----------------      ----------------

                                                                                               $ 2,682,799           $ 7,492,910
                                                                                           ================      ================

See Independent Auditors' Report and notes to consolidated financial statements.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                           For the Period
                                                           March 20, 1998
                                                           (Inception) to                          Nine Months Ended
                                                            December 31,                            September 30,
                                                       -----------------------        --------------------------------------------
                                                                1998                         1999                     1998
                                                       -----------------------        -------------------      -------------------
                                                                                                      (Unaudited)


Revenue:
     Interest and other income                                     $   66,341                 $  109,930               $  43,583
                                                                   ----------                 ----------               ---------
Costs and Expenses:
     Selling, general and administrative                              557,276                  1,779,711                 399,732
     Depreciation and amortization                                          -                    100,914                       -
     Interest and other                                                   922                     53,846                       -
                                                                   ----------                 ----------               ---------


                                                                      558,198                  1,934,471                 399,732
                                                                    ----------                 ----------               ---------

Loss from Continuing Operations                                     (491,857)                (1,824,541)               (356,149)

Loss from Discontinued Operations                                           -                (2,308,375)                       -
                                                                   ----------                 ----------               ---------


    Net Loss                                                      $ (491,857)               $(4,132,916)             $ (356,149)
                                                                  ===========               ============             ===========

Loss per share - basic and diluted:
   Loss from continuing operations                                    $(0.35)                    $(0.27)                 $(0.25)
   Loss from discontinued operations                                        -               ( 0.35)                            -
                                                                   ----------                 ----------               ---------

   Net Loss                                                           $(0.35)                    $(0.62)                 $(0.25)
                                                                  ===========               ============             ===========
Weighted average number of shares
   Outstanding                                                      1,400,000                  6,646,293               1,400,000
                                                                  ===========               ============             ===========















See Independent Auditors' Report and notes to consolidated financial statements.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



                                            Convertible
                                          Preferred Stock      Common Stock     Additional
                                         ----------------   ------------------   Paid-In     Subscription
                                          Shares     Amount    Shares   Amount    Capital     Receivable
                                         -------------------  ----------------  ----------   ------------


Issuance of Common Stock                                     1,400,000  $1,400  $   2,100        $(500)

Issuance of Preferred Stock             250,000  $1,000,000                                 $ (990,000)
                                        -------   ---------  ---------  ------ ----------      -------
   Net loss
Balances at December 31, 1998
                                        250,000   1,000,000  1,400,000   1,400      2,100     (990,500)

Comprehensive loss

Effect of merger with "old Vianet"                           1,000,000   1,000          -

Issuance of common stock for services         -           -    194,500     195    463,280            -


Issuance of common stock                                       100,000     100    549,900

Issuance of common stock in
   connection with Develcon transaction       -           -  2,705,488   2,705  3,805,942            -

Conversion of preferred stock          (250,000) (1,000,000) 1,000,000   1,000    999,000      990,000


Conversion of notes payable                   -           -  2,739,272   2,739  2,736,533            -


Exercise of stock options                     -           -      1,626       2      5,201            -

Comprehensive loss:

   Net loss                                   -           -          -       -          -            -

   Other comprehensive loss:
      Foreign currency translation

         Adjustments                          -           -          -       -          -            -
                                        -------   ---------  ---------  ------ ----------      -------
Balances at September 30, 1999
    (Unaudited)                               -           -  9,140,886  $9,141 $8,561,956       $ (500)
                                        =======   =========  =========  ====== ==========      =======
Comprehensive loss




                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                            Accumulated
                                                               Other            Total       Comprehensive
                                              Accumulated   Comprehensive     Shareholder'       Income
                                                 Deficit        Income           Equity          (Loss)
                                              -----------   -------------     ------------  --------------


Issuance of Common Stock                                                         $3,000

Issuance of Preferred Stock                                                      10,000

   Net loss                                   $ (491,857)                      (491,857)     $(491,857)
                                              ----------      ---------        --------      ---------

Balances at December 31, 1998
                                                (491,857)             -        (478,857)

Comprehensive loss                                                                           $(491,857)
                                                                                             =========

Effect of merger with "old Vianet"                                1,000

Issuance of common stock for services                  -              -         463,475


Issuance of common stock                                                        550,000

Issuance of common stock in
   connection with Develcon transaction                -              -       3,808,647

Conversion of preferred stock                          -              -         990,000


Conversion of notes payable                            -              -       2,739,272


Exercise of stock options                              -              -           5,203

Comprehensive loss:

   Net loss                                   (4,132,916)             -      (4,132,916)   $(4,132,916)

   Other comprehensive loss:
      Foreign currency translation

         Adjustments                                   -       $ (1,073)         (1,073)        (1,073)
                                             -----------       --------      ----------    -----------
Balances at September 30, 1999
    (Unaudited)                              $(4,624,773)      $ (1,073)     $3,944,751
                                             ===========       ========      ==========
Comprehensive loss                                                                         $(4,133,989)
                                                                                           ===========




See Independent Auditors' Report and notes to consolidated financial statements.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            For the Period
                                                                            March 20, 1998
                                                                            (Inception) to       Nine Months Ended
                                                                              December 31,          September 30,
                                                                            --------------   --------------------------
                                                                                 1998           1999           1998
                                                                              -----------    -----------    -----------
                                                                                                      (Unaudited)
Operating Activities:
Net loss                                                                      $  (491,857)   $(4,132,916)   $  (356,149)
Adjustments to reconcile net loss to net cash (used in) provided by continuing operating activities:
     Loss from discontinued operations                                               --        2,308,375           --
     Depreciation and amortization                                                 22,500        100,914           --
     Unrealized loss from foreign currency transactions                            73,200          --              --
     Gain on sale of marketable securities                                           --          (70,687)          --
     Issuance of common stock for services                                          2,500        463,475           --
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
    Prepaids and other                                                            (65,375)        58,875           --
    Accounts payable, accruals and other                                          251,384        929,710        373,381
                                                                              -----------    -----------    -----------
   Net cash (used in) provided by continuing operations                          (207,648)      (342,254)        17,232
   Net cash used in discontinued operations                                          --       (1,490,393)          --
                                                                              -----------    -----------    -----------
   Net cash (used in) provided by operating activities                           (207,648)    (1,832,647)        17,232
                                                                              -----------    -----------    -----------

Investing Activities:
    Loans to PSI Communications, Inc.                                                --         (300,000)          --
    Loans to Develcon Electronics Ltd.                                           (225,000)          --             --
    Loans to Infinop Holdings, Inc.                                                  --         (724,000)          --
    Purchase of SPS Technology License                                           (450,000)          --             --
    Proceeds from sale of marketable securities                                      --          739,955           --
    Deferred costs of Infinop Holdings, Inc. acquisition                             --         (159,132)          --
    Receivable from related party                                                    --         (201,084)          --
                                                                              -----------    -----------    -----------
   Net cash used in continuing operations                                        (675,000)      (644,261)          --
   Net cash used in discontinued operations                                          --       (1,096,978)          --
                                                                              -----------    -----------    -----------
   Net cash used in investing activities                                         (675,000)    (1,741,239)          --
                                                                              -----------    -----------    -----------

Financing Activities:
    Repayment of convertible notes payable                                           --         (200,000)          --
    Loan payable to related parties                                                  --        2,201,517           --
    Proceeds from convertible notes payable                                       885,004         30,000           --
    Proceeds from issuance of convertible preferred shares                         10,000           --             --
    Issuance of common stock                                                        1,500        555,203           --
    Proceeds from subscription receivable                                            --          990,000           --
                                                                              -----------    -----------    -----------
    Net cash provided by financing activities                                     896,504      3,576,720           --
                                                                              -----------    -----------    -----------

Effect of exchange rate changes                                                      --           (1,073)          --
                                                                              -----------    -----------    -----------
   Net increase in cash and cash equivalents                                       13,856          1,761         17,232
                                                                              -----------    -----------    -----------
Cash and cash equivalents, beginning                                                 --           13,856           --
                                                                              -----------    -----------    -----------
   Cash and cash equivalents, end                                             $    13,856    $    15,617    $    17,232
                                                                              ===========    ===========    ===========

See Independent Auditors' Report and notes to consolidated financial statements.
                                       F-6

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                      For the Period
                                                                      March 20, 1998
                                                                      (Inception) to     Nine Months Ended
                                                                       December 31,        September 30,
                                                                        -----------  ------------------------
                                                                           1998         1999          1998
                                                                        ----------   ------------    --------
                                                                                             (Unaudited)

Noncash Transactions:
Acquisition of Develcon Electronics, Ltd.
   Fair value of assets acquired                                        $     --     $ 12,226,306    $   --
   Liabilities assumed                                                        --       (9,692,412)       --
   Common stock issued                                                        --       (2,533,894)       --
                                                                        ----------   ------------    --------

   Net cash paid for acquisition                                              --             --          --
   Cash acquired in acquisition                                               --             --          --
                                                                        ----------   ------------    --------
Cash paid for acquisition                                               $            $       --      $   --
                                                                        ==========   ============    ========


Issuance of convertible demand notes payable in return for marketable
equity securities                                                       $  669,268   $       --      $   --
                                                                        ==========   ============    ========


Issuance of convertible demand notes payable in return for loan
receivable from Develcon                                                $1,355,000   $       --      $   --
                                                                        ==========   ============    ========

Issuance of common stock to RBCC                                        $     --     $    352,875    $   --
                                                                        ==========   ============    ========

Issuance of common stock for debt (Develcon creditors)                  $     --     $    921,878    $   --
                                                                        ==========   ============    ========

Conversion of notes payable into common stock                           $     --     $  2,739,272    $   --
                                                                        ==========   ============    ========

Conversion of Series A Convertible Preferred Stock into common stock
                                                                        $     --     $  1,000,000    $   --
                                                                        ==========   ============    ========






See Independent Auditors' Report and notes to consolidated financial statements.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)


1.       Organization and Business

         Vianet Technologies, Inc. ("Old Vianet") was incorporated in the State of Delaware, U.S. on March 20, 1998 initially to acquire Develcon Electronics, Ltd. ("Develcon") (see Note 3) and a license to utilize SPS Technology ("SPS") developed by NewCom Technologies, Inc. SPS is a technology developed to exploit the convergence of telecommunications and data transmission methods. Through the merger and acquisitions described below, the Company is a publicly owned designer and marketer of advanced data compression technology and computer networking products that allow our customers to deliver integrated voice, video and data communication services to be used for network access, value-added services, and E-commerce applications.

         Merger with Radar Resources, Inc.:

         In March 1999, Old Vianet, , entered into a Merger Agreement with Radar Resources, Inc., a Nevada Corporation ("Radar"), under the terms of which Radar and Old Vianet merged through an exchange of shares (the "Merger"). Radar was a public company subject to reporting obligations under Section 15(d) of the Securities Exchange Act of 1933, as amended, and had not previously been engaged in any business activity or had any assets or liabilities. Radar's authorized capital is 100,000,000 shares of par value $0.001 per share, of which 1,000,000 shares were issued and outstanding at the date of the merger. Subject to the terms and conditions of this Merger Agreement, Radar issued to the shareholders of Old Vianet, four shares of fully paid and nonassessable shares of the company's common stock, $.001 par value ("Common Stock") per share in exchange for each share of Old Vianet's outstanding common stock. The existing common shareholders of Old Vianet received 1,400,000 shares of common stock of the Merged Company in exchange for the 350,000 shares then outstanding. All shares of Old Vianet's Series A Convertible Preferred Stock issued and outstanding immediately prior to the Merger were deemed to have been converted into an aggregate of 250,000 shares of Old Vianet's common stock and the Series A Convertible Preferred shareholders received 1,000,000 shares of Common Stock of the Company. Further, holders of Old Vianet convertible demand notes payable received 2,709,272 shares of common stock. For accounting purposes, Old Vianet was considered to be the acquirer in a reverse acquisition accounted for as a purchase. All share amounts have been retroactively restated to reflect the reverse acquisition. Upon completion of the merger, Radar changed its name to Vianet Technologies, Inc. References hereinafter to "Vianet" or "the Company," refer to Vianet Technologies, Inc., a Nevada corporation, together with its subsidiaries.

         Going Concern:

         The Company is a recently formed entity which is dependent upon its ability to obtain additional sources of financing to fund its working capital requirements. The Company is considering several financing alternatives to fund such requirements. While the Company has, in the past, been able to maintain access to adequate external financing sources on acceptable terms, no assurances can be given that such access will continue.

         These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)


2.       Significant Accounting Policies

         Basis of Consolidation:

         The consolidated financial statements include the accounts of Vianet Technologies, Inc. (Vianet) and in 1999 its wholly-owned subsidiary, Develcon and its subsidiaries (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated. Subsequent to September 30, 1999, Vianet sold Develcon (see
         Note 3), accordingly, the financial statements have been restated to reflect Develcon as a discontinued operation.

         Foreign Currency:

         All balance sheet accounts of foreign operations are translated into U.S. dollars at the year-end rate of exchange and statements of earnings items are translated at the weighted average exchange rates for the year. The resulting translation adjustments are reported as a component of comprehensive income. Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the consolidated statements of operations

         Cash and Cash Equivalents:

         Cash and cash equivalents include cash held in banks and time deposits having original maturities of three months or less.

         Investment in Marketable Equity Securities:

         The Company accounts for its investments in equity securities that have readily determinable fair values under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Marketable equity securities consist of shares of common stock and are stated at market value. Management has identified the Company's marketable equity securities as trading securities and, accordingly, unrealized gains and losses on such securities are recorded in the statement of operations.

         Technology License:

         The technology license consists of purchased technology, amortized by the straight-line method over a period of five years, the initial term of the license agreement.

         Goodwill:

         The excess of the cost over the fair value of net assets of its purchased business is recorded as goodwill and is amortized on a straight-line basis over its estimated useful life of six years.

         Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)


2.       Significant Accounting Policies (Continued)

         Stock Option Plan:

         The Company accounted for stock options issued to employees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants as if the fair value based method, as defined in SFAS No. 123, had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS No. 123.

         Net Loss Per Share:

         Basic loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consists of incremental common shares issuable upon exercise of stock options and warrants. Computation of diluted loss per share is not reflected, because including potential common shares will result in an anti-dilutive per share amount due to the loss in the periods.

         Comprehensive Income:

         The Company reports and presents comprehensive income and its components in accordance with SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations.

         Fair Value of Financial Instruments:

         Statement of Financial Accounting Standards ("SFAS") No.107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of certain financial instruments for which it is practicable to estimate fair value. For purposes of the disclosure requirements, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Fair value of financial instruments classified as current assets or liabilities (except convertible demand notes payable) approximates carrying value due to the short-term maturity of underlying financial instruments. The carrying value of the convertible demand notes payable are reasonable estimates of their fair value since they were convertible into the Company's common stock at a conversion price equivalent to the conversion rights of the Company's Series A convertible preferred shares.

         Income Taxes:

         The Company accounts for income taxes under the asset and liability method as required by SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)


2.       Significant Accounting Policies (Continued)

         Research and Development:

         Research and development costs are expensed as incurred.

         Segment Reporting:

         Effective July 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 superceded FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not effect the results of operations, financial position, or the disclosure of segment information because the Company operates only in one segment.

         Unaudited Interim Financial Statements:

         The accompanying financial statements of the Company as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 are unaudited. All adjustments (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation thereof. Results of operations for the nine months ended September 30, 1999 and 1998 are not necessarily indicative of the results that may be expected for the full year or for any future period.

3.       Acquisition and Subsequent Disposition of Develcon Electronics, Ltd.

         Acquisition:

         On February 12, 1999, the Company entered into an Arrangement Agreement (the "Arrangement") to acquire all the outstanding shares of Develcon. The Arrangement was approved by the Supreme Court of British Columbia, the Securityholders and Debentureholders of Develcon.

         The Arrangement provided for Develcon shareholders to receive one share of common stock of the Company for every 30.75 shares of Develcon. The Arrangement also provided that the Develcon convertible notes payable be converted into 5.9963 Develcon shares for each $1.00 principal amount of notes payable and that interest accrued on the convertible notes payable but not paid shall be forgiven. These shares were converted into Vianet shares in the ratio of one share of the Company for every 30.75 shares of Develcon. Additionally, certain other creditors of Develcon agreed to either accept common stock of Vianet as payment for amounts or portions of amounts owed to them or restructure the repayment schedule.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)


3. Acquisition and Subsequent Disposition of Develcon Electronics, Ltd. (Continued)

         In exchange for restructuring the repayment schedule of its debt, a lender of Develcon was granted warrants to purchase 150,000 shares of Vianet stock at $6.00 per share. Since such debt had not been repaid by June 30, 1999, these warrants were issued August 1, 1999, and are exercisable through June 2002. The Arrangement became effective on May 17, 1999. Accordingly, the assets and liabilities have been consolidated as of the date of acquisition and the results of operations have been included from May 17, 1999, to September 30, 1999.

         The former shareholders and creditors of Develcon hold 2,707,114 shares of the 9,140,886 shares of common stock the Company has outstanding.

         The acquisition was accounted by the purchase method of accounting. Assets acquired and liabilities assumed have been recorded at their estimated fair values. The excess of cost over the estimated fair value of the net assets acquired was allocated to goodwill.

         The purchase price of Develcon was determined by the number of shares issued by the Company to effect the acquisition and the amount of loans provided to Develcon. The total acquisition amounted to $7,034,000 including $6,015,000 for goodwill.

         Unaudited pro forma consolidated results of operations as if the acquisition had been made at the beginning of the nine months ended September 30, 1999 is omitted due to the subsequent disposition of Develcon described below.

         Disposition:

         On December 31, 1999, the Company completed the sale of Develcon, its flexible and modular communication platform design and manufacturing business segment, to an entity controlled by the President of Develcon, Thorpe Bay Corporation (Thorpe Bay). Under the terms of the agreement Thorpe Bay acquired the assets and liabilities of Develcon for $2,500,000, thus acquiring Develcon's assets and liabilities excluding $4,836,695 owed by Develcon to the Company. The $2,500,000 is payable at the end of five years without interest and will be recorded at its present value with interest imputed at 9%. The Company will be contingently liable for bank debt of Develcon of CDN$1,500,000 (approximately US$1,000,000) and will issue 183,333 common shares and warrants to purchase 400,000 common shares with an aggregate fair value of $565,591 to Develcon's President. Separately, the Company entered into a technology license agreement ("License Agreement") with Develcon for royalty free future use of certain Develcon technology. Consideration for the License Agreement will be the issuance by the Company of warrants to purchase 650,000 common shares with a fair value of $536,547.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)



3. Acquisition and Subsequent Disposition of Develcon Electronics, Ltd. (Continued)

         Disposition (Continued):

         The balance sheet, statement of operations and statement of cash flows as of and for the nine months ended September 30, 1999 have been restated to reflect the discontinued operation. The extraordinary loss on extinguishment of debt of $352,875, which was previously reported as an extraordinary item, is included as part of the loss from discontinued operations. The assets and liabilities of Develcon at September 30, 1999 are as follows:

         Assets:
            Cash                                 $    23,364
            Receivables                            1,072,308
            Inventories                            2,588,997
            Other Current Assets                     229,022
            Intangibles                            5,654,075
            Property and equipment                 2,174,925
                                                 -----------

                              Total Assets        11,742,691
                                                 -----------

         Liabilities:
            Bank line of credit                      340,135
            Current portion of long-term debt      1,999,701
            Notes payable                            308,698
            Accounts payable and accruals          3,310,752
            Long-term debt                            56,828
                                                 -----------

                           Total liabilities       6,016,114
                                                 -----------

         Net assets of discontinued operations   $ 5,726,577
                                                 ===========

         The Company expects to record a loss of approximately $1,500,000 from operations and a loss of approximately $3,500,000 from the sale of Develcon during the three months ended December 31, 1999.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)


4.       Acquisition of Infinop Holdings, Inc.

         On May 19, 1999, the Company entered into a letter of intent to acquire 100% of Infinop Holdings, Inc. ("Infinop") of Denton, Texas, a privately held corporation, in exchange for common shares of Vianet. The Company has advanced Infinop $724,000 in loans as at September 30, 1999. The acquisition, which will be accounted for as a purchase, was completed on October 12, 1999, the outstanding loans were forgiven, and 1,494,454 common shares of the Company were issued to Infinop's shareholders. Concurrent with the acquisition, Infinop was renamed Vianet Labs, Inc. ("Vianet Labs"). In addition, Vianet issued options to purchase an aggregate of 598,467 shares of its common stock upon assumption of Infinop's Stock Option Plan.

         Infinop develops advanced compression technologies for a wide range of software and hardware applications. Infinop's patented compression technology dramatically improves compression ratios, increases transmission speeds and improves image quality.

5.       Acquisition of PSI Communications, Inc.

         On July 26, 1999, the Company entered into an agreement whereby it would provide PSI Communications, Inc. (PSI) with $500,000 of interim financing in exchange for an option to acquire PSI for consideration consisting of 1,200,000 shares of the Company's common stock, discharge of PSI's liability for the interim financing, repayment of certain liabilities to PSI shareholders and employees, and additional payments and issuance of stock based upon PSI's performance. If the Company does not exercise the option it may elect (1) to receive a non-exclusive indefinite license to utilize PSI's current and future technology, subject to a royalty of five percent of revenues; (2) have the interim financing remain as debt due from PSI in which case it shall be due on June 30, 2000 with interest payable at 6% per annum commencing January 1, 2000. If unpaid at June 30, 2000, the Company may elect to convert the debt to up to 10% of the common equity of PSI depending on the amount unpaid.

         The acquisition, which will be accounted for as a purchase, was completed on December 30, 1999. The outstanding loans were forgiven, 2,500,000 common shares were issued to PSI's shareholders and $300,000 was paid in cash. Concurrent with the acquisition, PSI was renamed Vianet Access, Inc., ("Vianet Access").

6.       SPS Technology License

         The Company purchased a license for the SPS technology from NewCom Technologies, Inc. (the "Licensor") for $450,000. The license entitles the Company to use certain intellectual property rights. This "right to use" includes any patents associated with the SPS technology along with the current preferred embodiment of the patent. Royalty payments of 2.5% of Net Cash Received, as defined in the license agreement, on products manufactured and sold, licensed or services rendered by Vianet during the term of the license are due to the licensor. The Company may, at its option, pay a one-time royalty fee of $2.1 million at any time during the term. If such one time payment is made, the license shall become perpetual and no further royalties will be due under the license.

         The license provides the Company with all the source code and documentation required to allow the Company to integrate the technology into its products. The license provides for quarterly updates from NewCom of the hardware/firmware for the initial five year term of the agreement.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)




7.       Series A Convertible Preferred Stock

         The authorized Series A convertible preferred stock of the Company consists of 1,000,000 shares, of which 250,000 shares were issued and outstanding at December 31, 1998. Such shares were issued at $4 per share. Of the issued and outstanding shares, 2,500 were fully paid at December 31, 1998, the remaining subscription receivable outstanding, $990,000, was paid subsequent to December 31, 1998. On March 23, 1999 the Series A preferred stock was converted into common stock at a rate of four for one. As a result, the Series A preferred shareholders received 1,000,000 shares of common stock of the Company.

8.       Common Stock

         On August 5, 1999, pursuant to a private placement offering, the Company issued 100,000 shares of common stock for $550,000 and 55,000 three-year warrants exercisable at $6.60 per share. The placement agent received $50,000 and 10,000 shares of common stock, with a fair value of $38,750, in connection with the transaction.


         In conjunction with a modification of the banking facilities with Royal Bank Capital Corporation (RBCC), pertaining to Develcon, the Company issued 120,000 shares of common stock, with a fair value of $352,875, to RBCC and warrants to purchase additional 150,000 common shares, exercisable at $6.00 per share.

         For the nine months ended September 30, 1999, the Company issued 194,500 shares of common stock, with a fair value of $463,475, in exchange for services rendered. Subsequent to September 30, 1999, the Company issued 21,333 shares of common stock for legal services rendered and 40,000 shares of common stock for services rendered in connection with the acquisition of Infinop. The Company issued warrants to purchase 3,067,350 shares of common stock at $0.01-$12.00 per share. The warrants include 1,960,000 shares issued to a related entity and warrants for 1,907,350 shares that were issued subsequent to September 30, 1999.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)


9.       Related Party Transactions

         Convertible Demand Notes Payable:

         On March 23, 1999, convertible demand notes payable of $2,909,272 to entities controlled by two officers and directors of the Company were converted into 2,739,272 shares of common stock at a ratio of one share for every $1 of principal amount. During the nine months ended September 30, 1999, the Company repaid $200,000 and additional convertible demand notes of $30,000 were issued.

         Loans:

         At September 30, 1999, loans payable to shareholders of the Company were $241,517 and loans receivable from a related party were $201,084. Such loans are non-interest bearing.

         Credit Facility:

         In July 1999, Vianet entered into a $3,000,000 credit facility (the "Facility") with an entity controlled by the President and Chief Executive Officer. At September 30, 1999, $1,960,000 was outstanding under the facility. The Facility bears interest at 10% per annum and monthly fees of $15,000. In addition, Vianet issued warrants for 300,000 shares of common stock exercisable at prices of $3.00 to $5.00 per share in consideration for the Facility. The Facility is secured by all of Vianet's major assets, including the shares of Vianet Labs and Vianet Access, and is repayable on March 31, 2000. Vianet currently does not have the funds to repay the Facility and will not be able to repay the Facility without raising additional capital. Vianet intends to negotiate an extension to the Facility.

10.      Income Taxes

         The difference between the statutory Federal income tax rate and the Company's effective tax rate for the period ended December 31, 1998 is principally due to the Company incurring net operating losses for which no tax benefit was recorded.

         For Federal income tax purposes, the Company has unused net operating loss carryforwards of approximately $416,500 expiring through year 2018. The availability of the net operating loss carryforwards to offset income in the future years, if any, may be limited by the Internal Revenue Code Section 382 as a result of certain ownership changes. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1998 are as follows:

        Deferred tax assets:
            Net operating loss carryforward - current period        $   166,500
            Unrealized foreign exchange loss                             29,500
                                                                    -----------

                                                                        196,000
        Less valuation allowance                                       (196,000)
                                                                   ------------

         Deferred tax asset                                        $          -
                                                                   ============

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)


10.      Income Taxes (Continued)

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. The valuation allowance was recorded due to the uncertainty in the utilization of Federal net operating loss carryforwards.

11.      Stock Incentive Plan

         The Company adopted a Stock Incentive Plan for employees (the Plan). The Plan permits the issuance of stock options to selected employees, officers and directors of the Company. Options granted may be either nonqualified or incentive stock options.

         The Company has assumed options granted under Develcon's Option Plans (Acquired Options). The Acquired Options were assumed by the Company outside of its stock option plan, and they are administered as if issued under their original plans. All of the Acquired Options have been adjusted to effectuate the conversion under the terms of the Arrangement between the Company and Develcon. The Acquired Options generally become exercisable over a three-year period and generally expire ten years from the date of grant. No additional options will be granted under Develcon's plans.

        The following table summarizes stock option activity for the period March 20, 1998 (inception) to December 31, 1998 and the nine months ended September 30, 1999:

                                                            Number of                    Weighted
                                                          Shares Subject              Average Exercise
                       Stock Option Activity                to Options                Price Per Share
                                                          --------------              -----------------
       Granted-1998                                            440,000                        $1.00
                                                           -----------

       Outstanding, December 31, 1998                          440,000                        $1.00
            Granted                                            470,000                         6.40
            Assumed from Develcon plans                         61,951                        10.21
            Exercised                                           (1,626)                        3.20
                                                           -----------


       Outstanding, September 30, 1999                         970,325                        $4.20
                                                           ===========


         Subsequent to September 30, 1999, in connection with the Infinop acquisition, the Company assumed options granted under Infinop's option plan and also granted options for 200,000 shares of common stock to employees exercisable at $1.50 - $2.375 per share under the Plan.

                    VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           Nine Months Ended September 30, 1999 and 1998 is Unaudited)

12.     Commitments and Contingencies

         Debt Agreements:

         The Company is in default on certain debt agreements, including nonpayment of principal and interest, and in violation of financial covenants, which allow the lenders to demand repayment. As such, the balances with respect to these debt agreements are included in current maturities of long-term debt. During August 1999, the Company modified its banking arrangement with RBCC which provided for the issuance of common shares and warrants (see Note 3) in exchange for RBCC agreeing not to exercise its option to demand immediate payment of the debt because of violation of certain financial covenants, until June 30, 2000. The modified banking arrangement has substantially different terms from the original debt instrument and as a result is recorded at its fair value, with an extraordinary loss of US$352,875 recorded on the extinguishment of the original debt instrument. The current banking facilities provided by RBCC consist of a CDN$1,500,000 term loan. The term loan is payable in three CDN$500,000 installments due on or before December 31st of 2000, 2001 and 2002, respectively. Interest charged on the Company's RBCC facilities is calculated at 8.5% per year. Furthermore, all indebtedness of the Company under the RBCC facilities is secured by Develcon's assets and a corporate guarantee executed by the Company. The company is also in violation of its agreement with respect to a note payable with a Canadian government entity (CDN$344,087). On December 31, 1999 the Company sold Develcon as described in Note 3. The Company continues to guarantee the term loan from RBCC to Develcon in the amount of CDN$1,500,000, which is due and payable in three CDN$500,000 installments on or before December 31st of 2000, 2001 and 2002, respectively. There can be no assurance that Develcon will be able to repay RBCC. RBCC is a shareholder and warrant holder of the Company.

         Consulting Agreements:

         The Company entered into consulting agreements with several investor relations firms. The agreements, as amended, resulted in the issuance of 100,000 shares of common stock and 500,000 warrants to purchase common stock at $3.00 to $4.58 per share.

13.      Subsequent Events (unaudited)

         Financing:

         In December 1999, pursuant to a private placement offering, Vianet sold an aggregate of 1,275,672 shares of common stock and 3,827,016 common stock purchase warrants. In January 2000, Vianet completed an additional closing of the private placement offering in which 984,014 shares of common stock and 2,952,042 common stock purchase warrants were sold. The private placement offering, which was completed with Aegis Capital Corp. (Aegis) as placement agent, resulted in the sale of an aggregate of 33.875 units to accredited investors for net proceeds to Vianet of approximately $2,908,000. Each unit consisted of an aggregate of 66,666 shares of common stock and 66,666 Class A, 66,666 Class B and 66,666 Class C common stock purchase warrants, which are exercisable at $2.00, $2.50 and $3.00 per share, respectively. In connection with the private placement, Aegis received 42,598 shares of common stock and 1,031,114 common stock purchase warrants, which are exercisable at $1.50 to $3.00 per share.

         In February 2000, pursuant to a private placement offering Vianet sold 1,163,153 shares and 3,489,459 common stock purchase warrants. The private placement offering which was completed with Donald & Co. (Donald) as placement agent, resulted in the sale in an aggregate of
         17.45 units to accredited investors for net proceeds to Vianet of approximately $1,613,000. Each unit consisted of an aggregate of 66,666 shares of common stock and 66,666 Class A, 66,666 Class B and 66,666 Class C common stock purchase warrants, which are exercisable at $2.00, $2.50 and $3.00 per share, respectively. Donald received 465,260 common stock purchase warrants, which are exercisable at $1.50 - $3.00 per share.

         Employment Agreements:

         In connection with the PSI acquisition, the Company entered into two year employment agreements with PSI's principal shareholders which provides for aggregate annual compensation of $675,000.

     Auditors' Report to Shareholders

     We have audited the consolidated balance sheets of Develcon Electronics Ltd. as at August 31, 1998 and 1997 and the consolidated statements of operations, deficit and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation.
     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Develcon Electronics Ltd. as at August 31, 1998 and 1997 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.


     /s/KPMG LLP
     KPMG LLP
     Chartered Accountants
     Saskatoon, Canada
     January 25, 1999

DEVELCON ELECTRONICS LTD.

CONSOLIDATED BALANCE SHEETS

August 31, 1998 and 1997

(thousands of Canadian dollars)

                                                                                        1998               1997
                                                                                        ----               ----
Assets
Current Assets
         Trade accounts receivable                                                    $3,346             $3,999
         Prepaids and other receivables                                                  486                417
         Investment tax credits receivable                                               190                527
         Inventory (note 4)                                                            4,600              5,452
                                                                              ---------------    ---------------
                  Total current assets                                                 8,622             10,395
                                                                              ---------------    ---------------
Property, Plant and Equipment (note 5)                                                 4,182              4,697
                                                                              ---------------    ---------------
Investment, at cost                                                                        ?                223
                                                                              ---------------    ---------------
Deferred Financing Costs                                                                 343                230
                                                                              ---------------    ---------------
                                                                                     $13,147            $15,545
                                                                              ---------------    ---------------


Liabilities and Shareholders' Equity (Deficiency)
Current Liabilities
         Bank indebtedness, secured                                                     $830               $588
         Interim financing, secured                                                    2,952                  ?
         Accounts payable and accrued liabilities                                      4,167              4,201
         Current portion of deferred revenue                                               ?                100
         Current portion of long-term debt                                             5,022                464
                                                                              ---------------    ---------------
                  Total current liabilities                                           12,971              5,353
                                                                              ---------------    ---------------


Deferred Revenue                                                                           ?                599
Long-term Debt (note 6)                                                                  377              5,103

Shareholders' Equity (Deficiency)
         Capital stock (note 7)                                                       25,535             25,453
         Other paid in capital (note 6)                                                  950                950
         Deficit                                                                    (26,686)           (21,913)
                                                                              ---------------    ---------------
                                                                                       (201)              4,490
                                                                              ---------------    ---------------

                                                                                     $13,147            $15,545
                                                                              ---------------    ---------------

Going concern (note 2)
Commitments (note 13)
See accompanying notes to consolidated financial statements.

DEVELCON ELECTRONICS LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended August 31, 1998 and 1997

(thousands of Canadian dollars except per share amounts)

                                                             1998        1997
                                                             ----       ----

Sales                                                      $ 19,158    $ 18,907
Cost of sales                                                10,419       9,623


                                                           --------    --------
Gross margin                                                  8,739       9,284
                                                           --------    --------


Expenses
         Selling and administration                           7,437       6,250
         Research and development                             3,472       3,393


                                                           --------    --------
                                                             10,909       9,643
                                                           --------    --------


                                                             (2,170)       (359)
                                                           --------    --------


Depreciation and finance charges
         Amortization and impairment of goodwill (note 9)         ?       9,972
         Depreciation and amortization                        1,362       1,194
         Interest on long-term debt                             650         499
         Other finance charges                                  591         436


                                                           --------    --------
                                                              2,603      12,101
                                                           --------    --------


Net loss                                                   $ (4,773)   $(12,460)
                                                           --------    --------


Loss per share (note 11)                                   $   (.11)   $   (.28)



          See accompanying notes to consolidated financial statements.

DEVELCON ELECTRONICS LTD.

CONSOLIDATED STATEMENTS OF DEFICIT

Years Ended August 31, 1998 and 1997

(thousands of Canadian dollars)

                                                  1998              1997
                                                  ----              ----

Balance, beginning of year                   $(21,913)          $(9,453)
Net loss                                       (4,773)          (12,460)
                                        ---------------   ---------------


Balance, end of year                         $(26,686)         $(21,913)
                                        ---------------   ---------------





          See accompanying notes to consolidated financial statements.

DEVELCON ELECTRONICS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

Years Ended August 31, 1998 and 1997

(thousands of Canadian dollars)


                                                                       1998        1997
                                                                       ----        ----
Operating Activities
Net loss                                                             $ (4,773)   $(12,460)
Items not requiring an outlay of cash
         Amortization and impairment in value of goodwill                   ?       9,972
         Depreciation and amortization                                  1,362       1,194
         Non-cash portion of convertible debenture interest               169         121
         Non-cash portion of other finance charges                         55          43
                                                                     --------    --------
                                                                       (3,187)     (1,130)
                                                                     --------    --------


Cash provided by (utilized by) operating working capital (note 16)      1,739        (995)
                                                                     --------    --------
Cash utilized by operating activities                                  (1,448)     (2,125)
                                                                     --------    --------
Financing Activities
         Proceeds of interim financing                                  2,952           ?
         Issues of long-term debt                                           ?       4,064
         Retirement of long-term debt                                    (337)       (421)
         Reduction of deferred revenue                                   (699)       (183)
         Issue of share capital                                            86           ?
         Expenses related to issues                                      (173)       (377)
                                                                     --------    --------
Cash provided by financing activities                                   1,829       3,083
                                                                     --------    --------
Investing Activities
         Disposal of investment                                           223           ?
         Purchase of property, plant and equipment                       (846)     (1,387)
         Disposal of equipment                                              ?         193
                                                                     --------    --------
Cash utilized by investing activities                                    (623)     (1,194)
                                                                     --------    --------
Decrease in cash position                                                (242)       (236)
Cash position, beginning of year                                         (588)       (352)

                                                                     --------    --------
Cash position, end of year                                           $   (830)   $   (588)
                                                                     --------    --------




Cash position consists of bank indebtedness.

          See accompanying notes to consolidated financial statements.
                                      F-23

                            DEVELCON ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      Years Ended August 31, 1998 and 1997
                    (all amounts stated in Canadian dollars)



1.    NATURE OF OPERATIONS



         The Company designs, manufactures and markets a sophisticated range of products, systems and services that are designed to provide efficient and cost effective enterprise network solutions. The Company focuses on delivering end-to-end networking solutions that seamlessly integrate a broad range of business applications, diverse computing environments and communication technologies. The Company has made a strategic decision to function as a global enterprise, operating its core business functions with an international perspective, developing solutions for global markets and establishing sales and support offices around the world.

2.    GOING CONCERN

         The Company has incurred significant operating losses over the past four years. At August 31, 1998 the Company has a cash deficiency, is unable to pay its suppliers within normal trade terms and has a significant working capital deficiency. The Company's ability to pay its obligations will be further restricted by its bank's requirement that the existing line of credit be repaid by May 31, 1999. The Company is in default of certain covenants, including non-payment of principal and interest, on long-term debt which allows the lenders to demand repayment of existing debt.

         The Company is negotiating a transaction with another company which will provide cash to the Company and would result in the conversion of approximately $6.0 million of existing debt into equity of the other company. The Company hopes to finalize these arrangements in the near future to avoid a demand for repayment of its debt, restore normal payment term relationships with its suppliers and remedy defaults under debt agreements. The Company must obtain approval from the majority of its shareholders and its lenders as a condition of this financing.

         These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. The application of the going concern concept is dependent on the Company's ability to complete the required financing and restore and maintain profitable operations. A failure to continue as a going concern would then require that stated amounts of assets and liabilities be reflected on a liquidation basis which could differ significantly from the going concern basis.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A summary of the significant accounting policies adopted by the Company is set out below.

         Measurement Uncertainty: The Company operates in a market which is price competitive and subject to rapid technological advancement. The Company assesses the net realizable value of its inventory and goodwill assets based on current market assessments. Significant changes in the market for the Company's products may result in an impairment in value of these assets.

         Consolidation: The consolidated financial statements include the accounts of Develcon Electronics Ltd. ("Develcon") and its wholly-owned subsidiaries, Develcon Electronics Inc. and EDA Instruments Inc. ("EDA"), after elimination of all material intercompany accounts and transactions.

         Foreign Exchange: Monetary assets and liabilities of the wholly-owned US subsidiary are translated to Canadian currency at the exchange rate prevailing at year end. Non-monetary assets are translated to Canadian currency at exchange rates in effect when they were acquired. Revenues and expenses are translated at the approximate average rate of exchange for the year, except that provisions for depreciation and amortization are translated at the rates used to translate related assets. The resulting gains or losses on translation are included in the consolidated statement of operations.

         Depreciation and Amortization: The Company depreciates its plant on a straight-line basis over a 15-year period and furniture and equipment on a straight-line basis over a 5-year period. Product support service replacement parts are depreciated on a straight-line basis over the estimated product life cycle.

         Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the estimated life of such goodwill. The net book value of goodwill would be written down if the value of goodwill were permanently impaired. The Company assesses impairment by determining whether the unamortized goodwill balance can be recovered through undiscounted future operating cash flows of the acquired operation over its remaining life.

         Deferred Financing Costs: Deferred financing costs are the legal and other professional and transaction costs associated with long-term debt financing. These costs are being amortized over the life of the related loans and charged to other finance charges.

         Research and Development Costs: Research costs are expensed in the year incurred. The Company expenses development costs as incurred unless the Company believes the development costs meet generally accepted accounting principles for deferral and amortization. In the opinion of management, no development costs incurred to date meet all criteria for deferral and amortization. Therefore, all development costs to date have been expensed as incurred. Research and development grants, when earned, and investment tax credits where there is a reasonable assurance they will be realized, are offset against the applicable costs incurred.

         Deferred Revenue: EDA entered into an agreement with one of its customers whereby monies were received in advance for future shipment of goods. The revenue under this agreement is recognized upon shipment of goods. This liability was discounted and recorded at fair value, based on anticipated future product delivery dates, upon acquisition of EDA. The amount of the discount is charged as a financing expense as the product is delivered.

4.    INVENTORY

         Work-in-progress and finished goods are valued at the lower of cost or estimated net realizable value. Raw materials are valued at the lower of cost or replacement cost. Cost is determined on a first-in, first-out basis and includes materials, labour and manufacturing overhead where applicable.

                                                         1998       1997
                                                         ----       ----
                                                          (thousands of
                                                        Canadian dollars)
Raw materials.......................................      $1,005     $1,206
Work-in-progress....................................         902      1,331
Finished goods......................................       2,693      2,915
                                                      ---------------------
                                                          $4,600     $5,452



5.    PROPERTY, PLANT AND EQUIPMENT

                                                         1998        1997
                                                         ----        ----
                                                           (thousands of
                                                         Canadian dollars)

Property...........................................          $275        $275
Plant..............................................           254         250
Leasehold improvements.............................            44          44
Equipment and furniture............................        12,428      12,058
Product support service equipment..................         2,294       1,630
Equipment under capital leases.....................           641         867
                                                           15,936      15,124
Less accumulated depreciation......................        11,754      10,427
                                                           $4,182      $4,697

6.    LONG-TERM DEBT



                                                                                                                 1998       1997
                                                                                                                 ----       ----
                                                                                                                  (thousands of
                                                                                                                Canadian dollars)
Convertible debentures with an effective interest rate of 14% are due November 15, 2001 and are convertible       $2,987     $2,817
  at the option of the holders into 10,135,135 Common Shares at $.37 per share...............................
Convertible promissory note with interest at 8.5% per annum, calculated and payable monthly. The principal         1,500      1,500
  amount is repayable on November 30, 1998, November 30, 1999, and November 30, 2000 in installments of
  $150,000, $300,000 and $1,050,000, respectively............................................................
Government contribution toward eligible market development costs. Repayable in monthly installments of               448        431
  $11,648. Interest is due on delinquent payments............................................................
Agreement for sale entered into with a shareholder with respect to the Saskatoon office. Payable in monthly          430        468
  installments of $7,250 to February 1, 2000 and the balance of the principal amount on that date. Interest rate is 10.5%..............................................................................................
Capital leases with respect to equipment. The leases have terms expiring up to May 1999. Monthly payments are         34        351
  $4,302 with varying interest rates until November 1998 and then reduce as the leases expire................


                                                                                                                -------------------
                                                                                                                   5,399      5,567
Less current portion.........................................................................................      5,022        464
                                                                                                                -------------------
                                                                                                                    $377     $5,103
                                                                                                                -------------------







         On November 15, 1996, the Company issued five-year convertible debentures for proceeds of $3,750,000 to shareholders of the Company. The debentures bear interest at 6%, are due November 15, 2001 and will be convertible at the option of the holders into Common Shares at an effective conversion price of $0.37 per Common Share, subject to adjustment in certain circumstances. These debentures were recorded, on a discounted basis, in the amount of $2,696,000 calculated using an estimated fair value interest rate of 14%, the rate of interest that would have been applicable to non-convertible debt at the date of issue. Amortization of the debenture discount to August 31, 1998 was $291,000 and $121,000 to August 31, 1997.

         The amount attributable to the value of the conversion right on the debentures in the amount of $1,054,000, net of issue costs of $104,000, is reflected in shareholders' equity as "other paid in capital".

         The debentures are secured by a general security interest on all assets of the Company subordinate to the holder of the promissory note.

         The promissory note, which bears interest at 8.5%, is secured by a general security interest on all assets of the Company subject to a $500,000 charge relating to the bank operating line of credit. The principal amount of the promissory note is convertible into Common Shares at $1.00 per share. The note holder is a shareholder of the Company.

         Estimates of principal payments required in each of the next two years are:

                                                            (thousands of
                                                               Canadian
                                                               dollars)
             1999.........................................     $5,022
             2000.........................................        377
                                                               ------
                                                               $5,399




         At August 31, 1998, the Company was in violation of certain covenants with respect to the convertible debentures and promissory note including unpaid interest in the amount of $440,000. Because a default has occurred, lenders have the option to demand the entire balance become immediately due and payable. As such the full amount of the convertible debentures and promissory note have been included in the current portion of long-term debt.

7.    CAPITAL STOCK



         (a)      Authorized

                  An unlimited number of Common Shares.

                  4,600,000 Series A 1% Preferred Shares. Each Series A Share carries the right to one vote at meetings of shareholders.

                  955,500 Series B 10.5% Convertible Cumulative Preferred Shares. Each Series B Share carries the right to one vote at meetings of shareholders. The Series B Shares are convertible on a one-for-one basis into 955,500 Common Shares.

                  At the annual meeting of shareholders on February 8, 1995, a special resolution was passed reducing the stated capital of the Company by $29,877,443.

         (b)      Issued

Common Shares                                             Number        Thousands        Number        Thousands
                                                         of Shares      of Dollars      of Shares      of Dollars
                                                         ---------      ----------      ---------      ----------
                                                                   1998                           1997
                                                                   ----                           ----
Balance, beginning of year.........................        44,743,776        $25,453      44,743,776        $25,453
Issued during the year.............................           342,328             86               -              -
Expenses related to issue..........................                -                (4)            -              -
                                                      --------------------------------------------------------------
Balance, end of year...............................        45,086,104        $25,535      44,743,776        $25,453


Series A 1% Preferred Shares.......................                 -              -               -              -

Series B 10.5% Preferred Shares....................                 -              -               -              -



         During the year ended August 31, 1998, interest payable on the convertible promissory note was converted into 342,328 Common Shares at $0.25 per share.

8.    STOCK OPTIONS/WARRANTS



         During 1986 the Company adopted a Key Executive Stock Option Plan (KESOP). The plan provides for the granting of options to purchase Common Shares at an exercise price equal to the fair market value of the shares at the close of business on the business day immediately preceding the date on which the option is granted. Options may not have a term of more than ten years and may be granted by the Compensation Committee of the Board of Directors to eligible employees at any time in such numbers and at such times as the Committee may determine.

         During 1987 the Board of Directors adopted the Directors' Stock Option Plan (DSOP). The plan provides for the granting of options to purchase Common Shares to be granted to each eligible board member at a price equal to the market value of the Common Shares on the business day immediately preceding the date on which the option is granted. Directors who are employees or officers of Develcon or its subsidiaries or who own more than 1% of the outstanding Common Shares of Develcon are not eligible to receive options under this plan. Stock option grants to directors are at the discretion of the Compensation Committee of the Board of Directors and may not exceed 100,000 per director.

A summary of stock option transactions follows:

Option Activity                              Shares Available      Outstanding
                                                 for Grant           Options
                                                 ---------           -------
Balance August 31, 1996.....................        426,750         1,830,000
  Authorized KESOP and DSOP.................      2,625,000                 -
  Granted KESOP and DSOP....................     (1,130,000)        1,130,000
  Cancelled KESOP and DSOP..................        501,900          (501,900)


Balance August 31, 1997.....................      2,423,650         2,458,100
  Granted KESOP and DSOP....................     (1,045,000)        1,045,000
  Cancelled KESOP and DSOP..................        393,500          (393,500)


Balance August 31, 1998.....................      1,772,150         3,109,600



         The Company has a total of 10,170,503 warrants for the purchase of one Common Share per warrant outstanding as of August 31, 1998 at the following prices per Common Share and expiry dates:

Number of Warrants                                   Price     Expiry Date
------------------                                   -----     -----------
2,306,451.........................................   $0.62   November 20, 1998
3,614,052.........................................   $1.43   February 22, 1999
1,000,000.........................................   $0.25   December 2, 2002
1,000,000.........................................   $0.25   December 12, 2002
2,250,000.........................................   $0.25   April 30, 2003

9.    GOODWILL



                                                         1998          1997
                                                         ----          ----
                                                           (thousands of
                                                         Canadian dollars)
Goodwill, beginning of year.........................      $-            $9,972
Amortization........................................       -            (1,050)
Impairment in value.................................       -            (8,922)


Goodwill, end of year...............................      $-            $-




         The value of goodwill at August 31, 1997 was assessed based on the expected undiscounted future operating cash flows from product lines acquired through the EDA acquisition. The market for the Company's products is highly competitive and is characterized by rapidly changing technology, frequent new product introductions and evolving industry standards. Due to the rapid changes in product lines and changes to the operation of the Company, which have resulted in a merger of operations and technology of Develcon and EDA, the future expected cash flows which are distinguishable as being solely from product technology acquired from EDA indicated impairment in the net realizable value of goodwill at August 31, 1997.

10.    INCOME TAXES



         The potential income tax benefits associated with operating losses incurred by the Company are not recognized in the accounts.

         As of August 31, 1998, the Company has unrecorded tax loss carryforwards available to reduce future years' income tax payable, which expire as follows:

                                             Canada        USA        Total
                                             ------        ---        -----
                                            (thousands of Canadian dollars)
2001....................................       $-           $1,041      $1,041
2002....................................       -             3,062       3,062
2003....................................           139       3,097       3,236
2004....................................         4,068         712       4,780
2005....................................         1,391      -            1,391
2009....................................       -               189         189
2010....................................       -               877         877
2011....................................       -             1,030       1,030
2012....................................       -             1,452       1,452
Indefinitely............................        11,572      -           11,572
                                          ------------------------------------
                                               $17,170     $11,460     $28,630
                                          -------------------------------------




         Investment tax credits available for application against future income taxes payable, but not recognized for accounting purposes, will expire if not utilized by:

                                                     (thousands of
                                                   Canadian dollars)
1999............................................         $12
2000............................................          29
2001............................................          12
2002............................................         287
2003............................................         311
2004............................................         376
2005............................................         266
2006............................................         525
2007............................................         622
                                                  ----------
                                                      $2,440
                                                  ----------




11.    LOSS PER SHARE

Loss per share amounts are calculated using the monthly average number of Common Shares outstanding during the respective fiscal years less repurchased shares. The weighted monthly average number of shares outstanding, after deducting shares repurchased and held by the Company, was 44,865,270 for fiscal 1998 and 44,694,106 for fiscal 1997.

12.    SEGMENT INFORMATION

         The Company's activities represent one industry segment, the design and manufacture of sophisticated electronic data communications equipment. The Company operates in a worldwide marketplace. The Company's revenues are from the following areas:

                                                   1998        1997
                                                   ----        ----
                                                     (thousands of
                                                   Canadian dollars)
Canada.......................................        $3,943      $3,215
USA..........................................         7,926       8,087
Other........................................         7,289       7,605
                                                ------------------------
                                                    $19,158     $18,907
                                                ------------------------

For purposes of the following table, other export sales have been included in the Canadian segment:

                                                                    Canada          USA          Total
                                                                   and Other
                                                                      (thousands of Canadian dollars)
Year ended August 31, 1998
  Segment revenue..............................................         $11,232       $7,926        $19,158
  Segment net loss.............................................        $(3,166)     $(1,607)       $(4,773)
  Total identifiable assets....................................         $12,795         $352        $13,147
Year ended August 31, 1997
  Segment revenue..............................................         $10,820       $8,087        $18,907
  Segment net loss before amortization and impairment                  $(1,701)       $(787)       $(2,488)
of goodwill....................................................
  Amortization and impairment of goodwill......................                                    $(9,972)
  Net loss.....................................................                                   $(12,460)
  Total identifiable assets....................................         $14,905         $640        $15,545

         Transfers between segments are at cost plus an appropriate mark-up.

13.    LEASE COMMITMENTS



         The Company has long-term lease agreements for offices and equipment, the longest of which expires in 2003. Future minimum lease payments under these operating leases in each of the next five years are:

                                                  (thousands of
                                                Canadian dollars)
1999..........................................         $603
2000..........................................         $524
2001..........................................         $499
2002..........................................         $283
2003..........................................           $5

14.    PENSION PLAN



         The Company has a defined contribution pension plan for the benefit of its employee group. The Company's contribution to the plan amounted to $108,003 in 1998 and $113,315 in 1997 with such contributions expensed as incurred.

15.    RELATED PARTY TRANSACTIONS

         The Company has long-term debt owing to various shareholders as disclosed in note 6.

16.    CHANGE IN OPERATING WORKING CAPITAL

         Cash provided by (utilized by) operating working capital is computed as follows for the years ended August 31:

                                                         1998        1997
                                                         ----        ----
                                                           (thousands of
                                                         Canadian dollars)
Trade accounts receivable.............................      $653         $911
Prepaids and other receivables........................       (69)          44
Investment tax credits receivable.....................       337          (10)
Inventory.............................................       852          137
Accounts payable and accrued liabilities..............       (34)      (2,077)
                                                      ------------------------
                                                          $1,739        $(995)
                                                      ------------------------

17.    FINANCIAL INSTRUMENTS



         The Company has significant sales outside Canada, all of which are in US dollars, so it is exposed to currency fluctuations. The Company has not hedged its currency risk through the purchase of foreign exchange contracts. However, the risk associated with foreign currency fluctuations is mitigated to some extent by the purchase of a significant portion of its raw materials and certain labour costs in US dollars.

         The fair value of the Company's financial assets and liabilities has been determined as follows:

         The carrying value of trade accounts receivable, other receivables, investment tax credit receivable, bank indebtedness and accounts payable and accrued liabilities approximate fair value due to their short term nature.

         Due to the current financial position of the Company, it is not possible to approximate the fair value of the long-term debt.

18.    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE



         The Year 2000 Issue arises because many computerized systems use two digit rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000. If not addressed, the impact of the Year 2000 Issue on the Company's products, operations and financial reporting may range from minor errors to significant systems failure which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those efforts of customers, suppliers, or other third parties, will be fully resolved.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
Infinop Holdings, Inc.


We have audited the accompanying consolidated balance sheets of Infinop Holdings, Inc. and subsidiaries as of June 30, 1999 and 1998, and the related consolidated statements of operations, deficiency in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Infinop Holdings, Inc. and subsidiaries as of June 30, 1999 and 1998, and the consolidated results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has sustained significant operating losses, is unable to pay its creditors within normal trade terms and has a significant working capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                         /s/EDWARD ISAACS & COMPANY LLP


New York, New York
December 18, 1999

                                      INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                                            CONSOLIDATED BALANCE SHEETS

                                              JUNE 30, 1999 AND 1998


                                                                    1999            1998
                                                                 -----------    -----------

                                ASSETS
Current Assets:
 Cash                                                            $      --      $   116,234
 Accounts receivable                                                 146,127           --
 Prepaids and other current assets                                     4,407           --
                                                                 -----------    -----------

   Total Current Assets                                              150,534        116,234

Property and Equipment                                               152,878        110,358
                                                                 -----------    -----------

                                                                 $   303,412    $   226,592
                                                                 ===========    ===========


       LIABILITIES AND DEFICIENCY IN SHAREHOLDERS' EQUITY


Current Liabilities:
 Cash overdraft                                                  $    19,374    $      --
 Current portion of long-term debt                                    70,975         28,127
 Accounts payable and accrued liabilities                            876,772        901,605
 Payable to Vianet Technologies, Inc.                                350,000           --
 Convertible debentures                                              750,000           --
 Demand loans payable                                                 50,000         50,000
                                                                 -----------    -----------

   Total Current Liabilities                                       2,117,121        979,732
                                                                 -----------    -----------


Long-Term Debt                                                        15,796         46,796
                                                                 -----------    -----------

Convertible Debentures - noncurrent                                1,125,000        875,000
                                                                 -----------    -----------

Deficiency in Shareholders' Equity:
 Preferred stock, $0.01 par value, 200,000 shares authorized;
  none, issued or outstanding                                           --             --
 Common stock, $0.01 par value, 100,000,000 shares authorized;
  6,025,000 and 5,925,000 shares, issued and outstanding              60,250         59,250
 Additional paid-in capital                                          565,750        556,750
 Accumulated deficit                                              (3,580,505)    (2,290,936)
                                                                 -----------    -----------

   Total Deficiency in Shareholders' Equity                       (2,954,505)    (1,674,936)
                                                                 -----------    -----------

                                                                 $   303,412    $   226,592
                                                                 ===========    ===========

      See Independent Auditors' Report and notes to financial statements.
                                      F-33

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                       YEARS ENDED JUNE 30, 1999 AND 1998





                                                     1999             1998
                                              -------------------------------

        Revenue:
             Services                          $  1,087,563      $    223,279
                                              -------------------------------

        Costs and Expenses:
             Cost of services                       493,060            54,256
             Research and development             1,135,817           946,567
             Selling and marketing                  178,737                 -
             General and administrative             324,127           402,182
             Depreciation and amortization           94,851           129,861
             Interest                               150,540            23,794
                                              -------------------------------
                                                  2,377,132         1,556,660
                                              -------------------------------
               Net Loss                        $ (1,289,569)     $ (1,333,381)
                                              ===============================









See Independent Auditors' Report and notes to financial statements.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF DEFICIENCY IN SHAREHOLDERS' EQUITY

                       YEARS ENDED JUNE 30, 1999 AND 1998






                                                                                                            Total
                                       Common Stock          Additional                                 Deficiency in
                                 -----------------------       Paid-In            Accumulated           Shareholders'
                                    Shares       Amount        Capital              Deficit                 Equity
                                 ----------------------------------------------------------------------------------------

Balances at July 1, 1997          4,100,000     $ 41,000     $        -          $  (957,555)       $   (916,555)


Issuance of common stock            300,000        3,000         97,000                    -             100,000

Conversion of debt                1,525,000       15,250        459,750                    -             475,000

Net loss for year                         -            -              -           (1,333,381)         (1,333,381)
                                 ----------------------------------------------------------------------------------------


Balances at June 30, 1998         5,925,000       59,250        556,750           (2,290,936)         (1,674,936)


Issuance of common stock            100,000        1,000          9,000                    -              10,000


Net loss for year                         -            -              -           (1,289,569)         (1,289,569)
                                 ----------------------------------------------------------------------------------------
Balances at June 30, 1999         6,025,000     $ 60,250    $   565,750         $ (3,580,505)       $ (2,954,505)
                                 ========================================================================================






See Independent Auditors' Report and notes to financial statements.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                       YEARS ENDED JUNE 30, 1999 AND 1998


                                                                         1999           1998
                                                                      -----------    -----------
Operating Activities:
Net loss                                                              $(1,289,569)   $(1,333,381)
Adjustments to reconcile net loss to net cash used
  In operating activities:
   Depreciation and amortization                                           94,851        129,861
   Increase (decrease) in cash attributable to changes in
   assets and liabilities:
   Accounts receivable                                                   (146,127)        16,642
   Prepaids and other current assets                                       (4,407)        12,709
   Accounts payable, accruals and other                                   (14,833)           316
                                                                      -----------    -----------
   Net Cash Used In Operating Activities                               (1,360,085)    (1,173,853)
                                                                      -----------    -----------

Cash Used In Investing Activities:
Capital expenditures                                                     (137,371)       (27,507)
                                                                      -----------    -----------

Financing Activities:
Cash overdraft                                                             19,374         (6,709)
Principal payments of long-term debt                                      (28,152)      (190,697)
Loans from Vianet Technologies, Inc.                                      350,000           --
Proceeds from long-term debt                                               40,000         90,000
Proceeds from convertible debentures                                    1,000,000      1,325,000
Issuance of common stock                                                     --          100,000
                                                                      -----------    -----------

   Net Cash Provided By Financing Activities                            1,381,222      1,317,594
                                                                      -----------    -----------

   Net (Decrease) Increase In Cash                                       (116,234)       116,234

Cash Beginning of Year                                                    116,234           --
                                                                      -----------    -----------
    Cash End of Year
                                                                      $      --      $   116,234
                                                                      ===========    ===========

Supplemental Disclosure of Cash Flow information:
Interest paid                                                         $    60,498    $    23,794
                                                                      ===========    ===========

Noncash Transactions:
  Issuance of common stock for consulting services                    $    10,000           --
                                                                      ===========    ===========

  Conversion of notes payable into common stock                       $      --      $   475,000
                                                                      ===========    ===========

       See Independent Auditors' Report and notes to financial statements
                                      F-36

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1999 AND 1998


1.       Organization and Business

         Infinop Holdings, Inc. ("Infinop") was incorporated in the State of Delaware, U.S. on November 26, 1997 initially to acquire Infinet Op, Inc. ("Infinet") and Computer and Information Sciences, Inc. ("CIS"), which were companies under common ownership and control. Infinet and CIS develop advanced compression technologies for a wide range of software and hardware applications. Infinet and CIS are considered to be predecessor businesses of Infinop (collectively the "Company").

         Merger with Infinet Op, Inc. and Computer and Information Sciences,
         Inc.:

         On November 26, 1997, Infinop entered into an agreement with Infinet and CIS under the terms of which Infinop acquired, Infinet and CIS through an exchange of shares (the "Acquisition"). Subject to the terms and conditions of this agreement, Infinop issued to the shareholders of Infinet and CIS, 4,100,000, shares of fully paid and nonassessable shares of the Infinop's common stock, $.01 par value ("Common Stock") per share in exchange for each share of Infinet and CIS outstanding common stock. The acquisition has been accounted for in a manner similar to a pooling of interests since the shareholders of Infinet and CIS were related parties to the shareholders of Infinop. These financial statements reflect the transactions of Infinet and CIS prior to the formation of Infinop.

2.       Going Concern

         The Company has sustained significant operating losses, is unable to pay its creditors within normal trade terms and has a significant working capital deficiency. Additionally, the Company will continue to incur operating losses and negative cash flows for the forseeable future until it completes development of its technologies and can generate significant revenues. On October 12, 1999, the Company merged into Vianet Technologies, Inc. ("Vianet") (see Note 4). The Company is dependent on Vianet's ability to obtain additional sources of financing to fund its working capital requirements. There is no assurance that Vianet will be able to continue to obtain adequate funding on acceptable terms and there is no assurance that once obtained such additional funding will result in the Company's profitable operation.

3.       Significant Accounting Policies

         Basis of Consolidation:

         The consolidated financial statements include the accounts of Infinop and its wholly-owned subsidiaries, Infinet and CIS. All significant intercompany accounts and transactions have been eliminated.

         Property and Equipment:

         Property and equipment are stated at cost and depreciated over their estimated useful lives, which range from two to seven years. Leasehold improvements are amortized over the shorter of their useful lives or the terms of applicable leases. Long-lived assets are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1999 AND 1998


3.       Significant Accounting Policies (Continued)

         License and Royalty Agreements:

         The Company in the normal course of business has entered into several license and royalty agreements which generally provide for the Company to receive payments from customers to develop certain software. Payments are recognized as revenue when associated services are performed. The agreements also provide for the collection of royalties in the event software development is successful, however, the agreements do not contain provisions for minimum royalty payments.

         Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include management's determination of cost of services performed. Actual results could differ from those estimates.

         Stock Option Plan:

         The Company accounted for stock options issued to employees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants as if the fair value based method, as defined in SFAS No. 123, had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS No. 123.

         Fair Value of Financial Instruments:

         Statement of Financial Accounting Standards ("SFAS") No.107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of certain financial instruments for which it is practicable to estimate fair value. For purposes of the disclosure requirements, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Fair value of financial instruments classified as current assets or liabilities (except Convertible Debentures) approximates carrying value due to the short-term maturity of underlying financial instruments. It was not practical to estimate the fair value of the Company's Convertible Debentures because quoted market prices do no exist and comparable securities were not available.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1999 AND 1998


3.                Significant Accounting Policies (Continued)

         Income Taxes:

         The Company accounts for income taxes under the asset and liability method as required by SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Research and Development:

         Research and development costs are expensed as incurred.

         Segment Reporting:

         Effective July 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 superceded FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not effect the results of operations, financial position, or the disclosure of segment information because the Company operates only in one segment.

4.       Acquisition by Vianet Technologies, Inc.

         On May 19, 1999, the Company entered into a letter of intent to sell 100% of the Company's shares to Vianet Technologies, Inc. ("Vianet"), in exchange for common shares of Vianet. As part of the agreement, the Company received advances from Vianet aggregating $784,000 ($350,000 was advanced as at June 30, 1999, and the balance was advanced subsequently). On October 12, 1999, pursuant to the Agreement and Plan of Merger, Vianet Labs, Inc. ("Labs") a wholly-owned subsidiary of Vianet, effected a tax-free reverse subsidiary merger of Labs into Infinop, which resulted in Vianet owning all of the issued and outstanding shares of Infinop and the shareholders of Infinop receiving 1,495,454 shares of Vianet in exchange for their Infinop shares. The Agreement also provides for additional consideration based on future royalties earned from two existing agreements, other post closing adjustments and assumption of the Company's stock option plans.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1999 AND 1998


5.       Property and Equipment

         Property and equipment consists of:

                                                                       1999               1998
                                                                  ------------       ---------

               Furniture and equipment                             $   491,774        $   379,706
               Leasehold improvements                                   27,476              2,173
                                                                   -----------        -----------

                                                                       519,250            381,879
               Less: Accumulated depreciation                          366,372            271,521
                                                                   -----------        -----------

                                                                   $   152,878        $   110,358
                                                                   ===========        ===========

6.       Accounts Payable and Accrued Liabilities

         Accounts payable and accrued liabilities consists of:

                                                                       1999               1998
                                                                       ----              ----

               Accounts payable                                    $   484,826        $   347,300
               Accrued compensation                                    222,762            234,823
               Accrued litigation settlement                                 -            250,000
               Accrued interest                                         90,042                 -
               Other accruals                                           79,142             69,482
                                                                   -----------        -----------

                                                                   $   876,772        $   901,605
                                                                   ===========        ===========

7.       Long-Term Debt

         Long-term debt consists of:
                                                                       1999              1998
                                                                       ----              ----

        12% note payable to bank in equal monthly
           installments, of $2,999, inclusive of interest,
           maturing November 2000                                  $    46,796      $      74,923

        10% note payable to bank, originally due
           October 1998, extended and repaid in
           in August 1999                                               39,975                 -
                                                                   -----------        -----------

                                                                        86,771             74,923
        Less: Current maturities                                        70,975             28,127
                                                                   -----------        -----------

                                                                   $    15,796      $      46,796
                                                                   ===========      =============



                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1999 AND 1998



8.       Convertible Debentures

         Convertible debentures consist of notes, with interest ranging from 6% to 8%, which are convertible into common stock at various conversion rates through September 30, 2004. During the year ended June 30, 1998, $475,000 of the convertible debentures were converted into 1,525,000 shares of common stock and $50,000 of the debentures were reclassified to demand loans payable upon reaching the expiration of conversion. Outstanding debentures at June 30, 1999 are convertible at a ratio of one share for every $1 of principal and accrued interest. In October 1999, $750,000 of convertible debentures (plus accrued interest) were converted into 792,364 shares of common stock.

9.       Related Party Transactions

         Compensation Payable:

         Compensation payable to two shareholders of the Company of $103,521 is included in accounts payable and accrued liabilities at June 30, 1999 and 1998, respectively.

         Other:

         Receivables from a shareholder and a related company of $85,144 are currently in dispute. At June 30, 1999 and 1998, the Company has provided a reserve for the entire amount.

10.      Retirement Plan

         The Company maintains a defined contribution plan (SARSEP) for its employees under which eligible employees can contribute up to 15% of earnings, as defined, up to specified IRS allowable limits. There were no employer contributions under the plan.

11.      Income Taxes

         For Federal income tax purposes, Infinop has unused net operating loss carryforwards of approximately $3,500,000 expiring through year 2019. The availability of the net operating loss carryforwards to offset income in the future years, if any, may be limited by Internal Revenue Code Section 382 as a result of certain ownership changes.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1999 AND 1998



11.      Income Taxes (Continued)

         The tax effects of the temporary differences that give rise to significant portions of deferred tax assets at June 30, 1999 and 1998 are as follows:

                                                                   1999             1998
                                                             --------------   ----------
           Deferred Tax Assets:
           Federal net operating loss carryforwards           $ 1,200,000      $    422,000
           Accounts payable and accrued liabilities                     -           283,000
           Depreciation                                                 -            12,000
           Receivables                                                  -            49,000
                                                              ------------     ------------
                                                                 1,200,000          776,000
           Less: Valuation allowance                            (1,200,000)        (776,000)
                                                              ------------     ------------

           Deferred Tax Asset                                 $          -     $          -
                                                              ============     ============

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. The valuation allowance was recorded due to the uncertainty in the utilization of the net operating loss carryforwards and other deferred tax assets. During the year ended June 30, 1999, the valuation allowance increased by $424,000.

         There was no provision for income taxes for years ended June 30, 1999 and 1998 due to the offset of the increase in the valuation allowance against the related tax benefit for each of the periods.

         The income tax provision varied from the statutory rate as follows for each of the years ended June 30:
                                                    1999             1998
                                                  ---------        -------

                  U.S. statutory rate               (34.0)%           (34.0)%
                  Valuation allowance                34.0              34.0
                                                  -------          --------

                                                      0.0%              0.0%
                                                  =======          ========

12.      Stock Option Plan

         On January 1, 1998, the Company adopted the 1998 Stock Option Plan of Infinop Holdings, Inc. (the Plan). The Plan permits the issuance of stock options to purchase up to 2,025,000 shares of common stock to selected employees, consultants and directors of the Company. Options granted may be either nonqualified or incentive stock options. Unless terminated by the board of directors, the Plan is scheduled to terminate on December 31, 2007.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1999 AND 1998


12.     Stock Option Plan (Continued)

        The following table summarizes stock option activity (including options issued outside the plan) for the years ended June 30, 1999 and 1998:

                                            Number of          Weighted
                                          Shares Subject   Average Exercise
       Stock Option Activity                to Option       Price Per Share
                                        -----------------  -----------------

       Outstanding, July  1, 1997
            Granted                       2,140,787               $  .06
            Forfeited                       (45,045)              $  .05
                                          ---------

       Outstanding, June 30, 1998         2,095,742               $  .06
            Granted                         677,500               $  .10
            Exercised (a)                  (100,000)              $  .10
                                          ---------

       Outstanding, June 30, 1999         2,673,242               $  .07
                                          =========

        (a) Issuance of common stock upon exercise was for consulting services provided.

        The following table summarizes information about stock options outstanding and exercisable at June 30, 1999:

                                                   Options Outstanding and Exercisable
                                                   -----------------------------------
                                                                Weighted              Weighted
                                                                 Average               Average
                         Exercise                               Remaining             Exercise
                           Price            Number of          Contractual              Price
                         Per Share           Shares           Life (Years)            Per Share
                         ---------           ------           ------------            ---------
                          $  .05            1,795,742                 8.5               $  .05
                          $  .10              877,500                 8.5                  .10
                                            ---------
                                            2,673,242                 8.5               $  .07
                                            =========

        The Company did not recognize any compensation expense relative to the options for the period ended June 30, 1999 and 1998 since the option price was in excess of fair value at the date of grant. As the Company was only recently formed, management has determined that the fair value of the options granted was deminimus and, therefore, has not presented the pro forma disclosures required by SFAS No. 123 as the effect on reported net loss is immaterial.

        Subsequent to June 30, 1999, the Company issued options to purchase 55,000 shares at an average price of $1.20 per share and 20,832 options with an exercise price of $.10 per share were forfeited.

        On October 12, 1999 Vianet, pursuant to its Agreement and Plan of Merger (the "Agreement") with the Company (see Note 4), assumed options granted under the Company's Plan. These options were assumed by Vianet outside its stock option plan, and they will be administered as if under their original plans. All of these options have been adjusted to effectuate the conversion under the Agreement with the Company and Vianet.

                     INFINOP HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1999 AND 1998


13.     Concentration of Credit Risk

        At June 30, 1998, revenues from two major customers represented approximately 61% of the Company's revenues. At June 30, 1999, receivables from two major customers constitute 89% of total receivables.

14.     Commitments and Contingencies

        Leases:

        The Company leases office space along with equipment under operating leases extending to September 2000. The leases provide for payment by the Company of other expenses. The lease for office space which expires June 30, 2000 has no renewal option.

        Minimum rental payments under noncancellable leases are $50,050 and $513 in 2000 and 2001, respectively.

        Rent expense for the years ended June 30, 1999 and 1998 was $19,967 and $29,750, respectively.

        Settlement of Lawsuit:

         In June 1999, the Company settled a lawsuit arising from a potential merger. The settlement of $250,000 and related legal costs of approximately $400,000 had been fully accrued as of June 30, 1997.

  VIANET TECHNOLOGIES, INC. AND SUBSIDIARY (VIANET)
  Pro Forma Financial Information



         In October 1999, the Company acquired all of the outstanding capital stock of Infinop Holdings, Inc. ("Infinop") for approximately $12.9 million including acquisition costs. The acquisition was accounted for as a purchase. A significant portion of the purchase price was identified in an appraisal as intangible assets, including approximately $11.5 million of acquired in-process research and development. The in-process research and development was calculated taking into consideration the expected future revenues over the life of the technology acquired, the estimated selling and other costs to market the products and a net present value discount rate determined to be appropriate to the associated risks of the business.

         On December 31, 1999, the Company completed the sale of Develcon, its flexible and modular communication platform design and manufacturing business segment, to an entity controlled by the President of Develcon, Thorpe Bay Corporation (Thorpe Bay). Under the terms of the agreement Thorpe Bay acquired the assets and liabilities of Develcon for $2,500,000, thus acquiring Develcon's assets and liabilities excluding $4,836,695 owed by Develcon to the Company. The $2,500,000 is payable at the end of five years without interest and will be recorded at its present value with interest imputed at 9%. The Company will be contingently liable for bank debt of Develcon of CDN$1,500,000 (approximately US$1,000,000) and will issue 183,333 common shares and warrants to purchase 400,000 common shares with an aggregate fair value of $565,591 to Develcon's President. Separately, the Company entered into a technology license agreement ("License Agreement") with Develcon for royalty free future use of certain Develcon technology. Consideration for the License Agreement will be the issuance by the Company of warrants to purchase 650,000 common shares with a fair value of $536,547.
         The following pro forma financial statements have been prepared as if the acquisition of Infinop Holdings, Inc. and Subsidiaries and the disposition of Develcon Electronics Ltd. and Subsidiaries by the Company had occurred on the first day of the periods presented in the pro forma statements of operations and as of September 30, 1999 in the pro forma balance sheet. The pro forma financial information is based on the historical financial statements of the Company and gives effect to the acquisition of Infinop under the purchase method of accounting. The pro forma financial statements should be read in conjunction with the historical financial statements of the Company and should not be considered to be a representation of actual results that would have occurred if the transaction had occurred on the dates indicated.

                VIANET TECHNOLOGIES, INC. AND SUBSIDIARY (VIANET)
                 ProForma-Consolidated Balance sheets- Unaudited
                               September 30, 1999

                                      VIANET         Pro Forma            Pro Forma    INFINOP     Pro Forma           Pro Forma
                                    Historical)     Adjustments             After    (Historical)  Adjustments       After INFINOP
                                        (1)          DEVELCON             DEVELCON       (12)       INFINOP           Acquisition
                                                   Disposition          Disposition               Acquisition
                                                                             (7)
                                    -------------   -------------       ---------------------------------------      ---------------
                                    C>
  Current Assets:
  Cash and cash equivalents            $  15,617         $     -             $ 15,617      $    -      $     -            $  15,617
  Accounts receivable, net of
  allowances                                   -               -                    -      29,168            -               29,168
  Prepaid and other current assets             -               -                    -      17,656            -               17,656
  Receivable from related party          201,084               -              201,084           -            -              201,084
                                    -------------   -------------       ---------------------------------------      ---------------
  Total Current Assets                   216,701               -              216,701      46,824            -              263,525
                                    -------------   -------------       ---------------------------------------      ---------------
  Property and Equipment                       -               -                    -     240,551            -              240,551
                                    -------------   -------------       ---------------------------------------      ---------------
  Net Assets from Discontinued
  Operations                           5,726,577     (5,726,577)                    -           -            -                    -
                                    -------------   -------------       ---------------------------------------      ---------------
  Other Assets:
  Loans to Infinop and PSI
  Communications                       1,024,000              -             1,024,000           -    (724,000)    (8)       300,000
  Receivable from Develcon                     -       1,624,828     (4)    1,624,828           -            -            1,624,828
  Intangibles                            159,132               -              159,132           -      920,111    (9)     1,079,243
  Technology licenses                    360,000         536,547     (6)      896,547           -            -              896,547
  Other                                    6,500               -                6,500           -            -                6,500
                                    -------------   -------------       ---------------------------------------      ---------------
 Total Other Assets                    1,549,632       2,161,375            3,711,007           -      196,111            3,907,118
                                    -------------   -------------       ---------------------------------------      ---------------
                                     $ 7,492,910    $ (3,565,202)           $3,927,708   $ 287,375   $  196,111        $  4,411,194
                                    =============   =============       =======================================      ===============
  Current Liabilities:
  Cash overdraft                         $     -         $     -              $     -    $ 22,278      $     -           $   22,278
  Current portion of long-term debt            -               -                    -      23,326            -               23,326
  Note payable to Vianet
  Technologies, Inc.                           -               -                    -     724,000    (724,000)    (8)             -
  Accounts payable and accruals        1,346,642               -            1,346,642     928,424      163,688   (10)     2,438,754
  Convertible debentures                       -               -                    -     750,000    (750,000)   (13)             -
  Loans payable-related parties        2,201,517               -            2,201,517      50,000                         2,251,517
                                    -------------   -------------       ---------------------------------------      ---------------
  Total Current Liabilities            3,548,159               -            3,548,159   2,498,028  (1,310,312)            4,735,875
                                    -------------   -------------       ---------------------------------------      ---------------
  Convertible Debentures
  (noncurrent)                                 -               -                    -   1,125,000            -            1,125,000
                                    -------------   -------------       ---------------------------------------      ---------------
  Long-Term Debt                               -               -                    -      15,796            -               15,796
                                    -------------   -------------       ---------------------------------------      ---------------

  Shareholders' Equity (Deficit):
  Common shares                            9,141             183(3)&(5)        9,324      60,250     (58,715)(8)&(11)        10,859
  Subscription receivable                   (500)                               (500)           -            -                 (500)
  Additional paid-in capital           8,561,956       1,414,455(2),(5)&(6) 9,976,411     565,750    9,027,663(8)&(11)   19,569,824
  Accumulated deficit                 (4,624,773)     (4,979,840)    (14)  (9,604,613) (3,977,449)  (7,462,525)   (15)  (21,044,587)
  Accumulated other comprehensive
  loss                                   (1,073)                              (1,073)           -                            (1,073)
                                    -------------   -------------       ---------------------------------------      ---------------
  Total Shareholders' Equity
  (Deficit)                             3,944,751     (3,565,202)              379,549  (3,351,449)   1,506,423          (1,465,477)
                                    -------------   -------------       ---------------------------------------      ---------------
                                    $   7,492,910   $ (3,565,202)        $   3,927,708  $  287,375      196,111        $  4,411,194
                                    =============   =============       =======================================      ===============

            Notes to Pro Forma Balance Sheets:
           ---------------------------------------------------

(1)  As restated for disposition of Develcon Electronics Ltd (DEVELCON).
(2)  Sale of DEVELCON's net assets at December 31, 1999 (unaudited).
(3) The Company issued 399,999 warrants valued at $565,591 using the Black Scholes Model. Common Stock of 133,333 was issued at $1.50 per share.
(4) The receivable from Develcon is secured, interest free, due in December 2004 and subordinate to approximately $3,000,000 of other Develcon obligations. The $2.5 million receivable is recorded at its net present value of $1,624,828 based upon a 9% discount rate.
(5) 50,000 shares issued to the purchaser at $2.25 per share as a condition of the Share Purchase Agreement.
(6) Issuance of warrants in consideration for the Technology license valued at $536,547 using the Black Scholes Model.
(7)  As reported on the Company's form 8K filed on January 14, 2000.
(8) Consolidation entries: elimination of intercompany balances and share capital.
(9) Additional goodwill of $920,111, as a result of the acquisition of Infinop Holding, Inc.
(10) Additional accrual for $163,688 in legal and accounting costs associated with the acquisition of Infinop Holdings, Inc.
(11) 1,495,454 Shares of common stock issued as part of merger consideration and 40,000 shares of common stock issued as part of the transaction costs.

(12) Infinop Holdings, Inc. and Subsidiaries (INFINOP) historical as of September 30, 1999 (unaudited).
(13) Conversion of convertible debentures into common stock of INFINOP.
(14) Adjustment to accumulated deficit to resulting from the pro forma effect of the disposition of DEVELCON.
(15) Adjustment to accumulated deficit to resulting from the pro forma effect of the acquisition of INFINOP including a one-time non-recurring transaction attributing $11,503,336 to in-process research and development.

                       Note: Allocation of Purchase Price

         The following table outlines the allocation of Purchase Price for the acquisition of INFINOP:

         Tangible Assets                                   $   330,000
         Intangible Assets (Goodwill)                        1,079,000
         In-Process Research and Development                11,503,000
                                                          ------------
                      Subtotal                              12,912,000
         Liabilities Assumed                                (2,994,000)
                                                          ------------

                                                           $ 9,918,000
                                                          ============

VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
(VIANET)
Pro Forma Statement of Operations
For the Nine Months Ended September 30,1999
Unaudited

                                             (1)        Pro Forma      Pro Forma         (4)       Pro Forma
                                            VIANET     Adjustments       After         INFINOP    Adjustments      Pro Forma
                                         (Historical) DEVELCON          DEVELCON    (Historical)    INFINOP
                                                       Disposition    Disposition                 Acquisition
                                       -----------------------------  -----------------------------------------  -------------

 Revenue:
    Net sales and services                     $     -     $      -       $      -   $    768,553     $      -     $  768,553
    Interest and other income                  109,930      109,675(2)     219,605              -            -        219,605
                                               ------      --------       --------   ------------     --------     ----------
                                               109,930      109,675        219,605        768,553            -        988,158
                                               ------      --------       --------   ------------     --------     ----------

 Costs and Expenses:
    Cost of sales and services                       -            -              -        407,154            -        407,154
    General and administrative               1,779,711            -      1,779,711        290,336            -      2,070,047
    Selling and marketing                            -            -              -        209,236            -        209,236
    Research and development                         -            -              -        864,469            -        864,469
    Product support                                  -            -              -         66,168            -         66,168
    Depreciation and amortization              100,914       57,487(3)     158,401        101,465      269,811(5)     529,677
    Interest                                    53,846            -         53,846        142,195            -        196,041
                                               ------      --------       --------   ------------     --------     ----------
                                             1,934,471       57,487      1,991,958      2,081,023      269,811      4,342,792
                                               ------      --------       --------   ------------     --------     ----------

 Net Loss from Continuing
    Operations                            $ (1,824,541)   $   52,188   $(1,772,353)   $(1,312,470) $  (269,811)   $(3,354,634)
                                          ============    ==========   ===========    ===========  ===========    ===========



 Loss per share - basic and
      diluted
    Net Loss from Continuing
     Operations                            $    (0.27)                                                             $    (0.35)
                                           ===========                                                          =============
 Weighted average number of
      shares outstanding                     6,646,293                                                              9,480,919
                                           ===========                                                          =============


             Notes to Pro Forma Statements of Operations
             For the Nine Months Ended September 30, 1999:

(1)  As restated for disposition of Develcon Electronics Ltd (DEVELCON).

(2)  Interest income on the receivable from DEVELCON.

(3)  Amortization of technology license.

(4)  Infinop Holdings, Inc. and Subsidiaries (INFINOP) historical (unaudited).

(5)  Amortization of goodwill as a result of acquiring INFINOP.

VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
(VIANET)
Pro Forma Statements of Operations
For the Year Ended December 31, 1998
Unaudited




                                   (1)          Pro Forma         Pro Forma        (5)         Pro Forma
                                 VIANET        Adjustments          After        INFINOP      Adjustments         Pro Forma
                             (Historical)       DEVELCON           DEVELCON   (Historical)      INFINOP
                                               Disposition       Disposition                  Acquisition
                             --------------- ----------------   ---------------------------- ---------------   ----------------

Revenue:
 Services                           $     -        $       -          $     -    $  916,733        $      -        $   916,733
 Interest income                     66,341          115,769 (2)      182,110             -               -            182,110
                             --------------- ----------------   ---------------------------- ---------------   ----------------
                                     66,341          115,769          182,110       916,733               -          1,098,843
                             --------------- ----------------   ---------------------------- ---------------   ----------------

Costs and Expenses:
 Cost of services                         -                -                -       424,199               -            424,199
 Selling, general and
    administrative                  557,276                -          557,276       556,095               -          1,113,371

 Research and development                 -                -                -       969,597               -            969,597
 Depreciation and
   amortization                           -           60,681 (3)       60,681        70,103         284,800 (4)        415,584
 Interest and  other                    922                -              922        95,838               -             96,760
                             --------------- ----------------   ---------------------------- ---------------   ----------------
                                    558,198           60,681          618,879     2,115,832         284,800          3,019,511
                             --------------- ----------------   ---------------------------- ---------------   ----------------
Net  Loss                      $  (491,857)       $   55,088      $ (436,769)  $ (1,199,099)    $  (284,800)      $ (1,920,668)
                             =============== ================   ============================ ===============   ================

Loss per share - basic and
    diluted                     $    (0.35)                                                                         $    (0.26)
                                ==========                                                                          ==========

   Weighted average number of
    shares outstanding            1,400,000                                                                          7,392,884
                                ===========                                                                         ==========


             Notes to Pro Forma Statements of Operations

             Year Ended December 31, 1998:



(1)  Statement of Operations as reported in the 8KA filed previously.
(2)  Interest income on the receivable from Develcon Electronics Ltd.
(3)  Amortization of technology license.
(4)  Amortization of goodwill as a result of acquiring INFINOP.
(5)  Infinop Holdings, Inc. and Subsidiaries (INFINOP) historical (unaudited).

                      This page is intentionally left blank

================================================================================

         Prospective investors may rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or any other person to provide prospective investors with information or representations different from that contained in this prospectus. Prospective investors should not rely on any unauthorized information. This prospectus is not an offer to sell any security other than the common stock and common stock purchase warrants offered by this prospectus, nor does this prospectus offer to buy or sell any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.


                                TABLE OF CONTENTS

                                                                Page

       Prospectus Summary......................................
       Risk Factors............................................
       Use of Proceeds.........................................
       Dilution ...............................................
       Dividend Policy   ......................................
       Capitalization..........................................
       Market for Securities...................................
       Selected Financial Information..........................
       Management's  Discussion and
         Analysis of Financial Condition
         and Results of Operations.............................
       History of the Company..................................
       Business................................................
       Management..............................................
       Principal Stockholders..................................
       Selling Stockholders....................................
       Plan of Distribution....................................
       Certain Transactions....................................
       Description of Securities...............................
       Shares Eligible for Future Sale.........................
       Underwriting............................................
       Legal Matters...........................................
       Experts.................................................
       Index to Financial Statements...........................  F-1


         Until _________, 2000 (25 days after date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


===============================================================================

===============================================================================



                                     VIANET

                         T E C H N O L O G I E S, I N C.














                                    5,720,500

                             Shares of Common Stock




                                      and



                              14,630,776 shares of
                             Common Stock Issuable
                                Upon Exercise of
                         Common Stock Purchase Warrants











                         ------------------------------
                                   PROSPECTUS
                         ------------------------------








===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

            Subsection 1 of Section 78.7302 of Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

            Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith; that indemnification provided for by
Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

            Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

            The Registrant's bylaws provide for indemnification of officer, directors and others to the fullest extent permitted by the laws of the State of Nevada.


Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

     SEC registration fee......................................       19,576.48
     Printing and engraving....................................
     Accountants' fees and expenses............................
     Legal fees................................................
     Transfer agent's and warrant agent's fees and expenses....
     Blue Sky fees and expenses................................
     Miscellaneous.............................................

                                                                  -------------
                         Total.................................


Item 26. Recent Sales of Unregistered Securities

Except as set forth below, there were no sales of unregistered securities by Vianet during the past three (3) years:

Securities Issued For Cash Consideration

         In August 1999, Vianet issued an aggregate of 110,000 shares of common stock and warrants to purchase 55,000 shares at an exercise price of $6.60, for an aggregate consideration of $550,000.

         From December 1999 to February 2000, Vianet completed four closings of a private placement offering, with Aegis Capital, Inc. as placement agent, in which it sold an aggregate of 34.5 units for gross proceeds to Vianet of approximately $3,450,000. The units consisted of an aggregate of (1) 2,302,250 shares of common stock, and (2) 2,302,250 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants are exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such closings, Aegis Capital received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it, plus a non-accountable expense allowance of $50,000, and a warrant, granted by Vianet for $1.00 consideration, to purchase a number of units equal to 10% of the units sold in the offering at an exercise price equal to the offering price of the units sold. Additionally, upon the first closing of the offering, Vianet entered into a two year consulting agreement pursuant to which Aegis Capital was paid a fee of $60,000.

         In February 2000, Vianet completed three closings of a private placement offering in which it sold an aggregate of 17.5 units for gross proceeds to Vianet of approximately $1,750,000. The units consisted of an aggregate of (1) 1,163,153 shares of common stock, and (2) 1,163,153 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants are exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such closings, Aegis Capital received warrants and Donald & Co. received warrants and a fee. In connection with such closings, Donald & Co. received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it and a warrant, granted by Vianet for $1.00 consideration, to purchase a number of units equal to 10% of the units sold in the offering at an exercise price equal to the offering price of the units sold.

Securities Issued For Services

         In 1999, Vianet issued an aggregate of 254,500 shares of common stock in consideration of services rendered to the company. In addition, Vianet issued warrants to purchase an aggregate of 1,260,000 shares of common stock at exercise prices ranging from $1.10 to $4.58.


         In 1999, Vianet issued options under its employee stock option plan to purchase an aggregate of 760,000 shares of common stock at exercise prices ranging from $1.00 to $2.375. In addition, Vianet issued options outside the employee stock option plan to purchase an aggregate of 350,000 shares of common stock at an exercise price of $8.25.

         In January 2000, Vianet issued warrants to purchase an aggregate of 1,200,000 shares of common stock at exercise prices ranging from $3.00 to $12.00.


Securities Issued in Exchange For Other Securities

         In addition, in 1999, Vianet issued shares of common stock and warrants to purchase shares of common stock in connection with various mergers and acquisitions which it completed, as follows:

o In March 1999, the company acquired all of the issued and outstanding shares of Vianet Technologies, Inc, a Delaware corporation, in exchange for the issuance of an aggregate of 5,139,272 shares of common stock;

o In May 1999, Vianet acquired all of the issued and outstanding shares of common Stock of Develcon Electronics, Ltd. in exchange for the issuance of shares of common stock. Subsequent to the completion of the acquisition, Vianet settled certain accounts payable by issuing additional shares of common stock to the creditors. As a result, the total number of shares issued in connection with the Develcon acquisition was 2,707,114;

o In October 1999, Vianet acquired of all of the issued and outstanding stock of Infinop Holdings, Inc. in exchange for the issuance of 1,495,454 shares of common stock and options to acquire 598,467 shares of common stock at exercise prices ranging from$.01 to $.26. In addition, Vianet has agreed to issue an additional 177,316 shares of common stock upon conversion of $1,125,000 principal amount outstanding debentures;

o In December 1999, Vianet acquired of all of the issued and outstanding stock of PSI, Inc. in exchange for the issuance of 2,500,000 shares of common stock; and

o        In December 1999, Vianet completed the sale of Develcon for $2,500,000.
         In connection with such transaction, Vianet issued 183,333 common shares and five year warrants to purchase 400,000 shares of common stock at $2.00-$3.00 per share to Develcon's President. In addition, Vianet and Develcon entered into a Royalty Free Non-exclusive Technology License Agreement in consideration of Vianet issuing warrants to purchase (a) 500,000 shares of common stock at an exercise price of $2.00 per share: (b) 50,000 shares of common stock at $5.00 per share: (c) 50,000 shares of common stock at $6.00 per share and (d) 50,000 shares of common stock at $7.00 per share.

         Each of the foregoing transactions was exempt from registration under the Act, under either Section 3(10), or Section 4(2) and Rule 506 of Regulation D, of the Act as not involving a public offering. The recipients of the securities issued under Section 4(2) and Rule 506 of Regulation D of the Act represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, restrictive legends were placed on the certificates evidencing the securities issued under Section 4(2) and Rule 506 of Regulation D of the Act.

Item 27.        Exhibits
2.1 Merger Agreement, dated December 30, 1999, between Vianet and PSI Communications, Inc.1
2.2 Merger Agreement, dated August 31, 1999, between Vianet and Infinop Holdings, Inc.2
2.3 Amended and Restated Arrangement Agreement, dated April 5, 1999, between Vianet and Develcon Electronic Ltd.3
2.4      Disposition of Develcon4
2.5 Merger Agreement, dated March 16, 1999, between Vianet and Radar Resources, Inc.5
3.1      Articles of Incorporation 7
3.2      By-laws 7
4.1      Form of common stock certificate 7
5.1      Opinion of Sichenzia, Ross & Friedman LLP*
10.1     Stock Option Plan 7
16.1     Letter from KPMG6
21.1     List of Subsidiaries
23.1 Consent of Edward Isaacs & Company LLP, the Independent Auditors of Vianet Technologies, Inc.
23.2 Consent of Edward Isaacs & Company LLP, the Independent Auditors of Infinop Holdings, Inc.
23.3     Consent of KPMG LLP, the Independent Auditors of Develcon Electronics,
         Ltd.
23.4     Consent of Sichenzia, Ross & Friedman LLP (included in Exhibit 5.1)*
27.1     Financial Data Schedule
---------------------
*        To be filed by amendment

1 Incorporated by reference to the Form 8-K filed by Vianet with the SEC on January 7, 2000 under SEC file No. 033-55254-19.

2 Incorporated by reference to the Form 8-K/A filed by Vianet with the SEC on October 27, 1999 under SEC file No. 033-55254-19.

3 Incorporated by reference to the Form 8-K filed by Vianet with the SEC on June 1, 1999 under SEC file No. 033-55254-19.

4 Incorporated by reference to the Form 8-K filed by Vianet with the SEC on March 16, 1999 under SEC file No. 033-55254-19.

5 Incorporated by reference to the Form 10-QSB filed by Vianet with the SEC on August 20, 1999 under SEC file No. 033-55254-19.

6 Incorporated by reference to the Form 8-K/A filed by Vianet with the SEC on July 15, 1999 under SEC file No. 033-55254-19.

7 Incorporated by reference to the Form 10 filed by Vianet after the SEC on January 26, 2000 under SEC file No. 000-29177


Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on February 11, 2000.

VIANET TECHNOLOGIES, INC.

By:   /s/ Peter Leighton
      ------------------------------------
         Peter Leighton,
      President and Chief Executive Officer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeremy Posner and Peter Leighton, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

              Signature                                   Capacity                                  Date

/s/ Jeremy Posner                           Chairman,                                            February 11, 2000
------------------------------------        Vianet Technologies, Inc.
Jeremy Posner


/s/ Peter Leighton                          President and Chief Executive Officer                February 11, 2000
------------------------------------        Vianet Technologies, Inc.
Peter Leighton


/s/ Bruce Arnstein                          Chief Operating Officer,                             February 11, 2000
------------------------------------        Vianet Technologies, Inc.
Bruce Arnstein


/s/ Vincent Santivasci                      Chief Financial Officer,                             February 11, 2000
------------------------------------        Vianet Technologies, Inc.
Vincent Santivasci


/s/ Robert H. Bailey                        Director,                                            February 11, 2000
------------------------------------        Vianet Technologies, Inc.
Robert H. Bailey


/s/ Darrell J. Elliot                       Director,                                            February 11, 2000
------------------------------------        Vianet Technologies, Inc.
Darrell J. Elliot


/s/ F. Paul Whitlock                        Director,                                            February 11, 2000
------------------------------------        Vianet Technologies, Inc.
F. Paul Whitlock
